UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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DELTIC TIMBER CORPORATION

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DELTIC TIMBER CORPORATION

NOTICE OF ANNUAL MEETING

To The Stockholders of

Deltic Timber Corporation:

The Annual Meeting of Stockholders of Deltic Timber Corporation (“Deltic” or “the Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Thursday, April 26, 2007, at 10:00 a.m., Central Daylight Time, for the following purposes:

Item 1:	To elect three Class II directors to hold office for a three-year term;

Item 2:	To express approval or disapproval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent auditors for 2007.

To transact such other business as may properly come before the meeting and any adjournment thereof.

Holders of record of Deltic Common Stock at the close of business on March 9, 2007, will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of Deltic Common Stock cannot be voted unless you follow the telephonic voting procedures set forth on the enclosed proxy card, or execute and return the enclosed proxy card, or make other arrangements to have your shares represented at the meeting.

A copy of the 2006 Annual Report to Stockholders and Annual Report on Form 10-K are enclosed.

By Order of the Board of Directors,

W. Bayless Rowe

Secretary

El Dorado, Arkansas

March 20, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE EITHER TELEPHONICALLY AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DELTIC TIMBER CORPORATION

210 East Elm Street

El Dorado, Arkansas 71730

PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Deltic Timber Corporation (“Deltic” or “the Company”) for the Annual Meeting of Stockholders to be held on April 26, 2007, in El Dorado, Arkansas. Only stockholders of record at the close of business on March 9, 2007, (the “Record Date”) are entitled to notice of, and to vote at, the meeting. There were 12,479,028 shares of Deltic Common Stock outstanding and entitled to vote on March 9, 2007. This amount does not include 334,851 shares of treasury stock. Each share of outstanding Deltic Common Stock is entitled to one vote on each matter properly brought before the meeting.

Commencing approximately on March 20, 2007, the Company is mailing its Annual Report for the year ended December 31, 2006 and its Annual Report on Form 10-K for 2006 as filed with the Securities and Exchange Commission (“SEC”), together with this Proxy Statement and the enclosed proxy card to holders of Deltic Common Stock on the Record Date.

VOTING OF PROXIES

Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to vote either telephonically or to sign, date and return the accompanying proxy card.

When you vote by one of these two methods, stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by following the instructions for telephonic voting on the enclosed proxy card or by marking the appropriate spaces on the proxy card and signing, dating and returning the proxy card. If you so elect when prompted in the telephonic voting process, or if your proxy card is signed and returned without specific voting instructions, your shares of Deltic Common Stock will be voted as recommended by the Board of Directors: “FOR” the election of the three nominees for director named in the proxy card and “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors for 2007. Abstentions marked on the proxy card are voted “against” the proposals and are counted in determination of a quorum.

You may change your voting instructions or revoke your proxy at any time before it is voted at the meeting by: (a) re-voting telephonically at any time up to 1:00 a.m. CDT on April 26, 2007, the date of the meeting (only the latest telephonic vote will be counted); (b) executing a later-dated proxy; (c) voting by ballot at the meeting; or, (d) filing a notice of revocation with the inspectors of election in care of the Secretary of the Company at the above address.

VOTES REQUIRED

The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltic Common Stock outstanding on the Record Date is necessary to have a quorum for the Annual Meeting. Abstentions and broker “no-votes” are counted as present for purposes of determining a quorum. A broker “no-vote” occurs when a nominee holding shares of Deltic Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of the Board of Directors’ proposals (Items 1 and 2). Any shares voted with an abstention have the same effect as a vote against the abstained proposal(s). Broker “no-votes” have no effect on the outcome of the vote.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers, or employees of the Company through the mail, in person and by telecommunications. The cost of soliciting proxies will be borne by the Company. In accordance with the regulations of the SEC and the New York Stock Exchange (“NYSE”), the Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Deltic Common Stock.

PROCEDURES FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Nominations. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), nominations for director may be made only by the Board of Directors (or a committee of the Board of Directors), or by a stockholder that meets the requirements set forth in the Bylaws. The Bylaws require that for stockholder nominations, a written notice be delivered to the Company’s Secretary at the Company’s principal executive offices, which are located at 210 East Elm Street, El Dorado, Arkansas 71730, not less than 90 days prior to the first anniversary of the most recent annual meeting of stockholders. The written notice must be made by a stockholder of record at the time of giving the notice and who shall be entitled to vote for election of directors at the meeting for which the stockholder’s nomination relates. The written notice shall set forth as to the candidate all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such candidate’s written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected. The notice shall also set forth as to the stockholder, the name and address as they appear on the Company’s books of such stockholder; and the number of shares of the Company’s Common Stock that are beneficially owned by the stockholder. The Board of Directors’ Nominating and Corporate Governance Committee (“Committee”) has been delegated the responsibility to oversee searches for, and to identify qualified individuals for membership on the Company’s Board of Directors. The Committee will duly consider candidates for nomination that may be submitted by stockholders in compliance with the applicable provisions of the Bylaws, and will not apply different criteria to candidates submitted by a stockholder than it applies to other candidates. Generally, the Committee reviews a candidate’s qualifications by considering criteria approved by the Board of Directors, a candidate’s satisfaction of applicable “independence” measures (and enhanced independence, financial literacy and financial expertise standards for potential Audit Committee members), while also taking into consideration current challenges and needs of the Board of Directors regarding issues of judgment, diversity, age, skills, background, and experience. Specific criteria used by the Committee in reviewing a candidate’s qualifications are that the candidate shall: have the highest personal and professional ethics, integrity, and values; have diverse experience at policy making levels in business areas that are relevant to the Company’s activities; and, have evidenced in their personal and professional affairs proper judgment, independence, business acumen, and an understanding of the Company’s or related industries.

Proposals. The Bylaws also provide that except for stockholder proposals submitted in a timely manner for annual stockholders’ meetings, no business may be brought before any stockholders’ meeting unless specified in the notice of meeting or at the direction of the Board of Directors. The Bylaws further set forth procedures and requirements, including notice to the Company, for stockholders to submit business for proper consideration at annual meetings. Any stockholder who is a stockholder of record at the time of his/her notice, maintains his/her stock ownership so that he/she is entitled to vote at the annual stockholders’ meeting and adheres to the Bylaws’ procedures and requirements, shall be entitled to present business for consideration at such meeting. In order to present business for consideration at an annual stockholders’ meeting, a stockholder must submit a notice which sets forth a description of the nature of the business to be considered, the stockholder’s name and address as it appears in the records of the Company, the number of shares beneficially owned and any material interest of the stockholder in the business sought to be included. In order to be timely, the notice must be received by the Company’s Secretary at the principal executive office of the Company not less than 90 days prior to the anniversary of the preceding annual meeting. These requirements are separate and apart from and in addition to the SEC’s requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company’s proxy materials.

A copy of the full text of the Company’s Amended and Restated Bylaws may be obtained upon written request to the Company’s Secretary at the address provided above.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals intended to be presented at Deltic’s 2008 Annual Meeting of Stockholders must be received by Deltic’s Secretary no later than January 28, 2008. Such proposals must meet the requirements set forth in the Company’s Bylaws, as well as, in order to be eligible for inclusion in the Company’s 2008 proxy materials, applicable rules and regulations of the SEC.

STOCKHOLDER, EMPLOYEE, AND INTERESTED PARTY

COMMUNICATION WITH DIRECTORS

As set forth in the Company’s Corporate Governance Guidelines, it is the policy of the Board of Directors that stockholders, employees, and other interested parties be able to communicate directly with members of the Board of Directors, including non-management and independent directors. All communications should be directed to the Company’s Secretary, at the Company’s principal executive offices, 210 East Elm Street, El Dorado, Arkansas 71730, and should prominently indicate on the outside of the envelope that it is intended for a specified director or to the non-management or independent directors of the Company as a group. Each communication intended for a director and received by the Secretary which is related to the operation or governance of the Company, and is not otherwise commercial in nature, will be promptly forwarded to the specified party following its clearance through normal security procedures. Employees of the Company may also utilize this communication procedure. Alternatively, employees may, if they so desire, utilize the confidential and/or anonymous procedures to send written, electronic, or toll-free telephonic communications through a third party as established under the Company’s “whistle-blower” policy. Communications under the whistle-blower policy are initially directed to the Chairman of the Board of Directors’ Audit Committee.

THE COMPANY

The Company was incorporated in Delaware on September 4, 1996, in anticipation of the spin-off by Murphy Oil Corporation of its farm, timber and real estate business, then conducted by Deltic Farm & Timber Co. Inc., an Arkansas corporation (“Deltic Farm & Timber”). Effective December 17, 1996, Deltic Farm & Timber was merged with and into the Company, and effective December 31, 1996, Murphy Oil Corporation distributed all of the shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS

The responsibility and authority for managing the business of the Company rest with its Board of Directors, who are elected by the Company’s stockholders. The Board of Directors sets strategic policy, approves business plans, and delegates authority to execute its policies and plans to the President and Chief Executive Officer. During 2006, Deltic’s Board of Directors held six meetings. Also during the year, the Board’s Audit Committee, Executive Committee, Executive Compensation Committee and Nominating and Corporate Governance Committee, held ten, five, two, and six meetings, respectively. All of the Company’s directors attended at least 75 percent of Board of Directors and their respective committee meetings. It is the policy of the Board of Directors that directors attend stockholder, Board of Directors and Committee meetings unless extenuating circumstances make such attendance impracticable. All of the Company’s directors attended the Company’s 2006 Annual Meeting of Stockholders, except for Alex R. Lieblong.

On February 15, 2007, the Company announced several changes to its Board of Directors. A recommendation from the Board’s Nominating and Corporate Governance Committee was unanimously approved and a new director was elected to each of the three classes of the Board. The new directors and their respective Board Class are Randolph C. Coley – Class II, David L. Lemmon – Class III, and Robert B. Tudor, III – Class I. Additional information for these new directors is set forth on pages 8 and 9 of this Proxy Statement. Committee assignments for the new directors will be made at the Board’s organizational meeting following this year’s Annual Meeting of Stockholders on April 26, 2007. In making its recommendation of these candidates for election as new directors, the Nominating and Corporate Governance Committee (the “Committee”) utilized the following process. The Committee first interviewed third party search firms and selected a firm to become its consultant. The Committee met with its consultant to determine desired qualifications and skill sets of potential candidates. The consultant assisted the Committee’s determination by preparing matrix and gap analyses, which addressed relative strengths and weaknesses of incumbent directors compared to trends in similar criteria among other public companies, including some in the forest products industry. Once the Committee identified its targeted characteristics, the consultant was then directed to produce a list of potential candidates that met some or all of the Committee’s criteria. The consultant produced such a list that included biographical, professional and business background information for the individuals listed. A subcommittee of the Committee was appointed to review the list and winnow the number of potential candidates. The Committee approved the subcommittee’s proposed finalists, authorized its consultant to conduct further due diligence and requested the subcommittee to conduct interviews with such individuals. Following the subcommittee’s report of its interviews and after review of the additional information generated by its consultants, the Committee unanimously selected these three individuals as its recommended new directors.

The Company also announced that Alex R. Lieblong, a founding member of the Company’s Board retired from Board service effective February 15, 2007, and that John C. Shealy, another founding member of the Board, has determined that he will not seek re-election to the Board and will retire from Board service when his current term of office expires at this year’s Annual Meeting of Stockholders on April 26, 2007.

COMMITTEES

To assist in fulfilling its responsibilities, Deltic’s Board of Directors has established four principal committees: the Audit Committee; the Executive Committee; the Executive Compensation Committee and the Nominating and Corporate Governance Committee. These committees are briefly described as follows:

The Audit Committee (the “Committee”) meets regularly with the Company’s independent auditors and internal auditor to assist the Board of Directors in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other public disclosures, and the Company’s compliance with legal and regulatory requirements, as well as assessing the qualifications, performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee is responsible for selecting the Company’s independent auditors. The Committee also negotiates and approves all audit, audit-related, and non-audit fees of the independent auditors. The Committee is chaired by Mr. Roach with its other members being Messrs. Darling, Pierson, and Shealy. Each member of the Committee has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria for Committee membership under Section 10A-3 of the Securities Exchange Act of 1934, as amended, and Section 303A of the NYSE’s Corporate Governance rules, and to meet financial literacy standards. In addition, the Board of Directors has designated Mr. Roach as the Committee’s “financial expert” based upon his professional experience and attributes. The Committee’s written charter was updated in December 2003 and adopted by the Company’s Board of Directors. A copy of the Committee’s written charter is attached hereto as Appendix A to this Notice of Meeting and Proxy Statement, and can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. Please see pages 39 through 40 of this Proxy Statement for the Committee’s 2006 report. A copy of the charter will be mailed to stockholders who have requested the same in writing to the Company’s Secretary at the address listed above.

The Executive Committee (the “Committee”) generally meets in the months that no meeting of the Board of Directors is scheduled and acts as surrogate for the Board of Directors by maintaining surveillance over operations and exercising the general powers of the Board of Directors when the Board of Directors is not in session. The Committee does not have the power, among other things, to: declare dividends; issue stock; amend the Bylaws; or, approve any merger or share exchange. The Committee is chaired by Mr. Nolan with its other members being Messrs. Dillon, Murphy and Shealy. Mr. Lieblong was also a Committee member prior to his retirement from the Board. Except for Mr. Dillon, each member of the Committee has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules.

The Executive Compensation Committee (the “Committee”) represents for some matters and otherwise acts to assist the Board of Directors in fulfilling its oversight responsibility for the Company, including specifically to oversee the Company’s equity-based and other compensation and benefits plans and policies. The Committee administers the Company’s annual incentive and stock incentive plans and is authorized under the stock incentive plans to make awards of incentive and non-qualified stock options, restricted stock, performance units and other types of awards permitted under the plans. The Committee also acts upon the recommendations of the Nominating and Corporate Governance Committee regarding equity-based compensation for the Company’s non-employee directors under the Company’s 2002 Stock Incentive Plan. Additionally, the Committee reviews the performance levels of Deltic’s executive officers and determines base salaries and short and long-term incentive awards for such executive officers, including the Company’s President and Chief Executive Officer. Further, the Committee reviews and reports to the Board of Directors on the Company’s succession planning. The Committee is chaired by Mr. Murphy, with its other members being Messrs. Nolan, ex officio, Pierson, Roach and Rev. Keller. Mr. Lieblong was also a Committee member prior to his retirement from the Board. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee has been adopted by the Board of Directors, and can be accessed on the Company’s website at www.deltic.com. under the Corporate Governance part of the Investor Relations section. A copy of the charter will be mailed to stockholders who have requested the same in writing to the Company’s Secretary at the address listed above.

The duties of the Board of Directors’ Nominating and Corporate Governance Committee (the “Committee”) include: the identification of individuals qualified to become directors and recommendation to the Board of Directors of nominees for election at the next annual or special meeting of stockholders at which directors are to be elected, or to fill vacancies or newly created directorships that may occur between such meetings; recommendation of directors for appointment to the committees of the Board of Directors; oversight of the evaluation of the Board of Directors and each of its committees and members; establishment of the cash component of compensation of non-employee directors and recommendation to the Board’s Executive Compensation Committee of equity components of compensation of the non-employee directors of the Company;

and, the review, suggestion of changes to and oversight of compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. More specific responsibilities of the Committee on governance related matters include: the evaluation of the appropriateness of continued membership on the Company’s Board of Directors upon a change in circumstance in and to professional roles and responsibilities of a director, or upon a director deciding to serve on another corporate or not-for-profit/tax exempt board or government or advisory group that would be expected to require a significant devotion of time by such director; the review of any requests for waivers from provisions of the Company’s Code of Business Conduct and Ethics; the review of situations that may involve a potential conflict of interest on the part of a director; and, the review of and authority to approve or disapprove all proposed related party transactions between the Company and its directors. The Committee is chaired by Rev. Keller with its other members being Messrs. Darling, Murphy, Nolan, ex officio, Roach and Shealy. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee has been adopted by the Board of Directors, and can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. A copy of the charter will be mailed to stockholders who have requested the same in writing to the Company’s Secretary at the address listed above.

CORPORATE GOVERNANCE

Preceding sections of this Proxy Statement have referenced the determination of the Board of Directors regarding the “independence” of the Company’s directors, the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. This section provides additional information concerning these subjects.

Annually, or if the circumstances dictate a more frequent basis, the Board of Directors considers the independence of each director. To be considered independent, a director must be affirmatively determined by resolution to have no material relation with the Company other than as a director. In each case, broad consideration is given to all relevant facts and circumstances, not only as to the respective director, but also as to persons or organizations with which the director has an affiliation. Consistent with published commentary by the NYSE regarding determinations of independence, the Board of Directors has deemed that a primary consideration is independence from the Company’s management, so that the Board of Directors’ essential oversight role over the affairs of the Company is not compromised due to any such relationship. Ownership of even a significant amount of the Company’s stock, by itself, is not viewed as a bar to an independence determination, but rather, stock ownership by the Company’s directors is encouraged in order to align directors’ interests with those of all stockholders and to provide additional incentive for proper and effective stewardship.

Categorical standards adopted by the Board of Directors to assist in its determinations are: (a) A director will not be determined to be independent if, within the preceding three years, the director was an employee of the Company or an immediate family member was employed by the Company or its subsidiaries as an executive officer, or the director or an immediate family member is currently or was within the last three years employed as a partner, principal or manager of the Company’s independent auditor or if any executive officer of the Company was a member of the board of directors of a company that employed either the director or an immediate family member of the director as an officer; (b) A director will not be determined to be independent if the director or an immediate family member has received more than $100,000 in direct compensation from the Company during any twelve month period within the last three years; (c) A director will not be determined to be independent under applicable standards for Audit Committee membership if the director or the director’s immediate family members and/or affiliates have received during the last three years any consulting, advisory or other compensatory fee from the Company and its subsidiaries other than director and committee fees, or if the director is an affiliated person of the Company owning 10 percent or more of the Company’s stock; and, (d) A director will not be determined to be independent if the director or the director’s immediate family members and/or affiliates conduct commercial activities with the Company that involve sums in excess of $1,000,000 or if greater, two percent of the gross revenue of the Company or the other entity.

During its deliberations regarding director independence, in addition to the categories and factors identified above, and even though they did not approach the dollar threshold cited in category (d) above, the Board of Directors also reviewed the extent of all commercial relationships, including immaterial relationships, between the Company and its directors and their respective immediate family members and affiliates. Land management services provided by the Company on the same terms and conditions as for all land management clients were specifically reviewed and determined to be immaterial relationships.

Following its deliberations, the Board of Directors affirmatively determined that Messrs. Coley, Darling, Lemmon, Murphy, Nolan, Pierson, Roach, Shealy, Tudor and Reverend Keller met applicable standards, and each was determined to be independent. In addition, specific consideration of the enhanced independence requirements for members of the Company’s Audit Committee was made and all members of the Audit Committee were determined to be independent and financially literate under applicable SEC and NYSE requirements. The Board of Directors also discussed the professional experience and attributes of Mr. Roach and designated him as the Audit Committee’s “financial expert”. Further, the Board of Directors determined that Mr. Roach’s service as chairman of the Audit Committee of another public company would not impair his ability to effectively serve on and chair the Company’s Audit Committee.

All of Deltic’s directors and employees, including its President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer are required to adhere to the provisions of the Company’s Code of Business Conduct and Ethics (the “Code”). The Code addresses areas of professional conduct deemed to be essential in carrying out the Company’s business in a legal and ethical manner. Specific areas included are employment practices, conflicts of interest, and protection of confidential information and prohibition of its use for personal gain, as well as strict adherence to all laws applicable to the conduct of Deltic’s business. Under the Code, employees are required to report any conduct they believe to be an actual or apparent violation of the Code. Biannual certifications of compliance with the Code are required. No waivers to the provisions of the Code have been requested, but should any waivers to the provisions of the Code ever be allowed by the Board of Directors’ Nominating and Corporate Governance Committee, such action will be promptly posted on the Company’s website, www.deltic.com under the Corporate Governance part of the Investor Relations section, and disclosed in a current report on Form 8-K that will be filed with the SEC. The Code can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. A copy will be mailed to stockholders who have requested the same in writing to the Company’s Secretary at the address listed above.

Deltic’s Board of Directors has also adopted written Corporate Governance Guidelines (the “Guidelines”) that along with the Bylaws of the Company, its policies and procedures, and the charters of the Board of Directors’ committees provide the framework for the governance of the Company. The Guidelines provide generally, that the Company’s business is conducted by its employees, managers and officers under the direction of the President and Chief Executive Officer and the oversight of the Board of Directors to enhance the value of the Company for its stockholders. The guidelines address several important subjects, including: composition of the Board of Directors and criteria for membership; director qualifications; bifurcation of the duties of Chairman and President and Chief Executive Officer; conflicts of interest and prohibition of loans; director responsibilities, including participation and preparation for meetings; director access to management and employees and authority to hire independent legal, financial or other advisors; director orientation and continuing education; evaluation of management performance and succession; stockholder, employee, and other interested party communication with directors; and, annual performance evaluations of the Board of Directors, each of the Board of Directors’ committees and each individual director. The Guidelines also codify the Company’s practice of conducting routine executive sessions of the non-management, and if different, independent members of the Board of Directors. Mr. Nolan, the non-employee Chairman of the Board of Directors, has been affirmatively determined to be independent, and presides at all such executive sessions of the Board. Should Mr. Nolan’s independence status change, the Guidelines establish procedures for selection of an appropriate director to preside at such executive session meetings. The Guidelines can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. A copy will be mailed to stockholders who have requested the same in writing to the Company’s Secretary at the address listed above.

ELECTION OF CLASS II DIRECTORS

(ITEM 1 ON PROXY CARD)

The Board of Directors currently consists of eleven members, although this will decrease to ten members following Mr. Shealy’s retirement as a director on April 26, 2007. Directors are divided into three Classes, as equal in number as possible. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. Messrs. Pierson and Roach were elected at the 2004 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in the year 2007 and will stand for re-election for a three-year term at this year’s meeting. Mr. Randolph C. Coley was elected to the Board on February 15, 2007, for a term expiring at this year’s Annual Meeting, and will stand for election by Stockholders to a three-year term at the meeting. Except for Mr. Lemmon, who was one of the new directors elected to the Board on February 15, 2007, the directors in Class III were elected at the 2005 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in the year 2008. Except for Mr. Tudor, who was one of the new directors elected to the Board on February 15, 2007, the directors in Class I were elected at the 2006 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in the year 2009.

Deltic’s Board of Directors has proposed the following nominees for election as directors at the 2007 Annual meeting:

NOMINEES FOR CLASS II DIRECTORS

With Terms Expiring at the Annual Meeting in the Year 2010:

Randolph C. Coley

R. Hunter Pierson, Jr.

J. Thurston Roach

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS.

Information is provided below with respect to each nominee for election and for each director whose term expires in subsequent years. Should one or more of these nominees be unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend unless the Board of Directors reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

Class II—Terms Expiring in 2010

Randolph C. Coley, 60, was elected to fill a newly created position on the Company’s Board of Directors on February 15, 2007. Mr. Coley is a partner in the Houston, Texas, office of the King & Spalding LLP law firm where his practice is concentrated in the areas of corporate and securities law. Mr. Coley was managing partner of the firm’s Houston office from 2001 to 2005.

R. Hunter Pierson, Jr., 55, has been a director since December 16, 1999. Following ten years as a commercial lending officer at a large bank, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development, and securities. Mr. Pierson serves as a member of the Board of Directors’ Audit Committee and Executive Compensation Committee.

J. Thurston Roach, 65, has been a director since December 18, 2000. Mr. Roach has been engaged since 2002 in private investments. Previously he served as President, Chief Executive Officer, and a director of HaloSource Corporation, (2000-2001) and as Chief Financial Officer and Senior Vice President of Owens Corning (1999-2000). Mr. Roach has been a director of Pope Resources since March 2003 where he chairs that Company’s Audit Committee and is a member of its Human Resources Committee. Mr. Roach serves as Chairman of the Board of Directors’ Audit Committee, and as a member of the Nominating and Corporate Governance Committee and Executive Compensation Committee. The Board of Directors has designated Mr. Roach as the Audit Committee’s financial expert.

DIRECTORS WHOSE TERM OF OFFICE CONTINUE

Class III—Terms Expire in 2008

O. H. Darling, Jr., 78, has been a director since December 17, 1996. Mr. Darling was Forestry Division Manager, Crossett Division, Georgia Pacific Corporation from 1978 until his retirement in 1994. Mr. Darling was appointed to a nine-year term on the Board of Commissioners of the Arkansas Forestry Commission in 1995, and served in 2002 as Chairman of its Board of Commissioners. In 2005, Mr. Darling became the fourteenth person to be honored by election to the Arkansas Foresters Hall of Fame by the Society of American Foresters for Arkansas. Mr. Darling serves as a member of the Board of Directors’ Audit Committee and Nominating and Corporate Governance Committee.

Reverend Christoph Keller, III, 52, has been a director since December 17, 1996. Rev. Keller has been an Episcopal priest since 1982, and is currently Theologian-in-Residence for St. Margaret’s Episcopal Church in Little Rock, Arkansas. Rev. Keller is also a member of the Board of Directors of Inglewood Land and Development Company of Alexandria, Louisiana and is one of the managing members of Keller Enterprises, L.L.C. Rev. Keller serves as Chairman of the Board of Directors’ Nominating and Corporate Governance Committee, and as a member of the Executive Compensation Committee.

David L. Lemmon, 65, was elected to fill a newly created position on the Company’s Board of Directors on February 15, 2007. Mr. Lemmon served as President and Chief Executive Officer of Colonial Pipeline from November 1997 until his retirement in March 2006. Prior to his tenure at Colonial Pipeline, Mr. Lemmon held various positions with Amoco Corporation over thirty-two years. Mr. Lemmon was elected as a director of Pacific Energy from July 2002 until the company was sold in November 2006, and served on that company’s Audit, Conflicts, Nominating and Compensation committees. Mr. Lemmon is currently a member of the Board of Directors for Kirby Corporation and Teekay Offshore Partners where he serves on the Audit Committee and Audit and Conflicts committees, respectively, for the two companies.

R. Madison Murphy, 49, has been a director since December 17, 1996. Mr. Murphy is currently the Managing Member of Murphy Family Management, LLC and Managing Partner of Hard Bargain Farms. Mr. Murphy is a director of Murphy Oil Corporation where he chairs that company’s Audit Committee and is a member of its Executive Committee and also is a director of BancorpSouth, Inc. and serves on that company’s Audit Committee. Mr. Murphy serves as Chairman of the Board of Directors’ Executive Compensation Committee and as a member of the Executive Committee and the Nominating and Corporate Governance Committee.

Class I—Terms Expire in 2009

Ray C. Dillon, 51, has been the Company’s President and Chief Executive Officer and a director since July 1, 2003. Mr. Dillon has 28 years experience in the paper and forest products industry and served from April 2000 through December 2002, as Executive Vice President of Gaylord Container Corporation. Previously, he served as that company’s Vice President of Primary Production from April 1997. Mr. Dillon serves on the Board of Directors’ Executive Committee.

Robert C. Nolan, 65, has been the Company’s non-employee Chairman of the Board of Directors since December 17, 1996. For the past 35 years, Mr. Nolan has been Managing Member of Munoco Company L.C., an Arkansas limited liability company, engaged in, among other activities, the exploration for and production of oil and gas and timberland management. Mr. Nolan has over 33 years experience in timberland management. Mr. Nolan is also a director of BancorpSouth, Inc. and serves on that Company’s Executive, Executive Compensation and Nominating committees. Mr. Nolan is Chairman of the Board of Directors’ Executive Committee, and by virtue being Chairman of the Board serves as an ex officio member of all other committees of the Board of Directors, except the Audit Committee. As an ex officio committee member, Mr. Nolan is vested with full rights, privileges, and responsibilities, including voting rights.

Robert B. Tudor, III, 48, was elected to fill a vacancy on the Company’s Board of Directors on February 15, 2007. Mr. Tudor has been the Chief Executive Officer and a partner of the investment banking firm of Tudor, Pickering & Co. since 2006. Prior to the formation of Tudor, Pickering & Co., Mr. Tudor worked for Goldman Sachs where he served as a Managing Director in its London, England, and later its Houston, Texas offices from August 2000 through May 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Murphy, Nolan and Rev. Keller are first cousins and Mr. Pierson is the spouse of a first cousin of Messrs. Murphy, Nolan and Rev. Keller. These four directors, their spouses, and members of their extended families directly or indirectly own in the aggregate approximately 26 percent of the outstanding stock of the Company. The members of these extended families cover four generations and number in excess of a hundred individuals. There is no formal or informal agreement to act in concert or as a group regarding each family member’s investment in the Company. No member of these extended families is employed by the Company. See also “Ownership of Directors and Officers” on page 12 of this Proxy Statement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws and regulations promulgated thereunder, the Company’s directors and executive officers are required to report their beneficial ownership (as defined in such laws and regulations) of the Company’s Common Stock and any changes in that ownership to the SEC and NYSE. Specific due dates for the reports have been established and the Company is required to report in this Proxy Statement any failure to file by said due dates. Based solely upon a review of Form 4s filed during the year 2006, Form 5s filed with respect to such year and information provided in an annual Directors and Officers Questionnaire, each of the Company’s directors and executive officers satisfied their filing requirements for 2006.

CERTAIN STOCK OWNERSHIP

The following tables sets forth information, by the categories listed, concerning beneficial ownership of Common Stock of the Company with respect to each person or entity who has filed reports with the Company pursuant to applicable SEC rules disclosing ownership of as much as five percent of the Company’s Common Stock and for each director (including those nominated for election or re-election), each of the named executives listed in the “Summary Compensation Table” on page 23 of this Proxy Statement, and directors and officers as a group.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership(1)		Percentage
Third Avenue Management , LLC 622 Third Avenue, 32nd Floor New York, New York 10017	1,158,486	(2)	9.34%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,087,300	(3)	8.7%

Advisory Research, Inc. 180 North Stetson Street, Suite 5500 Chicago, IL 60601	882,378	(2)	7.1%

Keely Asset Management Corporation 401 South LaSalle Street Chicago, IL 60605	846,765	(4)	6.8%

(1)	Includes Common Stock for which the indicated owner has a sole or shared voting or investment power and is based on the indicated owner’s 13G filing for the period ended December 31, 2006.

(2)	An investment adviser registered under the Investment Advisers Act of 1940 holding sole voting and disposition power of the shares listed.

(3)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. which owns 685,000 shares, representing 5.5% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	An investment adviser registered under the Investment Advisers Act of 1940 holds sole dispositive power for all shares listed and sole voting power as to 791,460 of the shares listed.

OWNERSHIP OF DIRECTORS AND OFFICERS (1)

Name	Personal, with full voting and investing power (2)	Personal, as beneficiary of trust(s)	Spouse and other household members(3)	Voting and investment power only, and not included in other columns(4)		Subject to options exercisable within 60 days	Total	Percent of outstanding (if greater than .9%)
Randy C. Coley	1,750	—	—	—		—	1,750
O. H. Darling, Jr.	2,750	—	—	—		3,000	5,750	—
Ray C. Dillon	29,161	172	—	—		24,027	53,360
Rev. Christoph Keller, III	46,642	63,980	4,127	149,728	(5)	6,000	270,477	2.2%
David L. Lemmon	1,750	—	—	—		—	1,750
R. Madison Murphy	50,426	147,729	19,669	692,407	(6)	6,000	916,231	7.4%
Robert C. Nolan	105,784	—	1,500	182,907		6,000	296,191	2.4%
R. Hunter Pierson, Jr.	32,502	—	107,453	241,961	(7)	6,000	387,916	3.1%
J. Thurston Roach	4,750	—	—	—		6,000	10,750	—
John C. Shealy	6,800	—	—	—		6,000	12,800	—
Robert B. Tudor, III	1,750	—	—	—		—	1,750
Clefton D. Vaughan	19,328	9,707	—	—		43,801	72,836	—
W. Bayless Rowe	28,054	2,849	300	—		13,599	44,802	—
Kent L. Streeter	10,808	—	—			3,096	13,904	—
David V. Meghreblian	12,645	4,486	—	—		19,245	36,376	—

All directors together with five named executives and another officer as a group	359,441	229,547	133,049	1,267,003		144,971	2,134,011	17.1%

(1)	Share totals and percentage of outstanding are as of February 28, 2007.

(2)	Included are shares of “time based restricted stock,” and/or “performance units” awarded in February 2004, 2005, 2006 and 2007 pursuant to the Company’s 2002 Stock Incentive Plan. Such shares are subject to time and time and performance vesting requirements, respectively, but the recipients are entitled to vote the shares represented by the awards upon their grant and receive dividends declared on the Common Stock of the Company. The amounts of these categories of stock for each individual are: Dillon 29,161; Vaughan 9,185; Rowe 10,019; Streeter 10,808; Meghreblian 8,039; Coley 1,750; Lemmon 1,750; Tudor 1,750; Shealy 2,000 and Messrs. Darling, Keller, Murphy, Nolan, Pierson and Roach 2,750 shares each.

(3)	Includes shares directly owned and shares owned as beneficiary of trust(s).

(4)	Includes shares held as a trustee for others and shares owned by a corporation or other organization of which the named person or an immediate family member is an officer, director, partner or member, and has sole or shared investment power.

(5)	One of the trusts for which Reverend Keller shares investment power owns an additional 38,375 shares of stock which were omitted from this column since such shares were included in the column disclosing “Personal, as beneficiary of trust(s)”.

(6)	Includes shares for which Mr. Murphy is co-trustee (254,799) for the benefit of others, and shares held by the Murphy Foundation (57,211) of which he is President. Beneficial ownership is expressly disclaimed. Also includes 380,397 shares held by a Limited Partnership of which Mr. Murphy shares voting and investment power as a member of the LLC, which is the General Partner. Included in the 380,397 shares are 31,717 shares in which Mr. Murphy has beneficial interest, and 1,091 shares in which Mr. Murphy’s spouse and children have beneficial interest that are not otherwise listed in the ownership table above.

(7)	Mr. Pierson’s spouse shares investment authority by virtue of being an officer and director of a private company which serves as general partner to family limited partnerships. Beneficial interest is disclaimed.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Compensation Program

The ultimate responsibility for structuring, implementing, and overseeing the compensation programs of Deltic Timber Corporation (the “Company”) lies with its Board of Directors (the “Board”). The Executive Compensation Committee (the “Committee”) of the Company’s Board represents for some matters, and otherwise acts to assist, the Board in fulfilling its compensation-related responsibilities. For additional information regarding the Committee, please refer to its description on page 5. Throughout the year ended December 31, 2006, the members of the Committee were: R. Madison Murphy, Chairman; Reverend Christoph Keller, III; Alex R. Lieblong; Robert C. Nolan, ex officio; R. Hunter Pierson, Jr.; and J. Thurston Roach. All Committee members are directors appointed by the Board, and affirmatively determined to meet the independence requirements established in Section 303A of the NYSE Corporate Governance rules. The Committee, in consideration of the Company’s compensation philosophy and objectives, established the total compensation paid to the Company’s employees in fiscal 2006 of whom five are its most highly compensated executives- including the Company’s Chief Executive Officer and Chief Financial Officer. Throughout this Compensation Discussion and Analysis, these five most highly compensated executives, as listed in the Summary Compensation Table, are referred to as the “Named Executive Officers”.

Compensation Philosophy and Objectives

The Company’s basic compensation philosophy is that an effective executive compensation program will be fair, reasonable, and competitive. It will also be structured with the objectives to reward executive performance, retain executive talent, and align the executive officers’ financial interests with those of the stockholders for the ultimate objective of increasing stockholder value. To this end, the Committee annually reviews, among other factors, progress toward and/or attainment of strategic objectives established by the Board, the Company’s periodic operational and financial performance, the competitiveness of the Company’s compensation program and stockholder returns. Accordingly, the Committee specifically structures how the components of the total compensation, including base salary, various forms incentive compensation, equity compensation, and other benefits are to be paid to each of the Named Executive Officers in furtherance of the Company’s compensation philosophy and objectives.

Structuring Executive Compensation

Based on the foregoing considerations, the Committee ultimately exercises its collective business judgment, which necessarily entails both objective and subjective elements, in structuring the total compensation paid to the Named Executive Officers. In an effort to further objectify the structuring of the Company’s executive compensation programs and in adherence with its philosophy that compensation be fair, reasonable and competitive, the Committee undertook a comprehensive review of the Company’s compensation programs for all employees, to include the Named Executive Officers, in 2003. To assist its review, the Committee retained the services of a compensation consultant, the independent and nationally recognized firm of Mercer Human Resource Consulting (“Mercer”), with which a compensation peer group was developed for benchmarking the Company’s compensation programs to those of other, similarly situated companies. In selecting the peer group companies, consideration was given to the Company’s size and its product markets. Companies of relatively similar size and/or within the Company’s same product markets were determined to best represent the Company’s most direct competition for raw materials, products, human resources (including executive talent), and stockholder investment. Accordingly, the peer group developed by Mercer and the Committee consists of relevant cross sections from within three distinct subset groups, which are: (1) a group of large forest products peer companies; (2) a group of small forest products peer companies; and (3) a group of relevant multiple survey sources developed by Mercer. As recommended by Mercer, and selected by the Committee, the companies currently comprising the Committee’s compensation peer group are listed as follows:

Bowater, Inc.	Louisiana-Pacific Corp.	Rayonier, Inc.
Buckeye Technologies, Inc.	Maxxam, Inc.	St. Joe Co.
Caraustar Industries, Inc.	MeadWestvaco Corp.	Schweitzer-Manduit Int’l, Inc.
CSS Industries, Inc.	Neenah Paper	Temple-Inland, Inc.
Delta Pine & Land Co.	Plum Creek Timber, Inc.	Wausau Paper Corp.
Glatfelter	Pope & Talbot, Inc	Weyerhaeuser Co.
International Paper Company	Potlatch Corp.

After it was developed in 2003, the compensation peer group became a primary tool that the Committee has employed in structuring fair, reasonable, and competitive levels of total compensation for the Company’s employees including its Named Executive Officers. This group represents the “market” from which the Committee benchmarks a fair value to be paid for human capital, including executive talent. Generally, as a matter of business judgment, the Committee seeks to maintain levels of total compensation for each of the Named Executive Officers that will be near the median of that provided to their peers by the companies within the compensation peer group. The median information is determined and reported annually by Mercer, which employs quantitative methods of statistical and actuarial data analysis of various forms of publicly reported market information as well as from its own internally generated data. Mercer also provides its own qualitative observations regarding compensation to the Committee.

The Committee annually reviews the data and information provided by Mercer during its February meeting when making compensation decisions regarding the Company’s Named Executive Officers. The review entails, in part, the use of tally sheets, which show a historical summary of base salary, annual bonus, and equity awards for each Named Executive Officer. Such are useful, when reviewed against individual performance, in determining the extent and justification for awarding increases in the various components of total compensation and in setting incentives for the Company’s Named Executive Officers. They are also useful in determining effective allocations of the various components of total compensation to be paid by the Company. In summary, the executive compensation practices and trends of the Company’s compensation peer group, as reported by Mercer, have a considerable bearing upon how the Committee structures total compensation packages designed to reward executive performance, retain executive talent, and align the executive officers’ financial interests with those of the Company’s stockholders.

Components of Executive Compensation in 2006

Based, in part, on the compensation peer group data provided to the Committee, the components of total compensation paid to the Company’s Named Executive Officers during the year ended December 31, 2006 were:

•	Base Salary;

•	Performance-Based Non-Equity Incentive Compensation;

•	Long-Term Equity-Based Compensation;

•	Retirement Benefits and Retirement Savings Plans;

•	Supplemental Executive Retirement Plan; and

•	Perquisites and Other Personal Benefits.

The various allocations of base salary, performance-based non-equity incentive compensation, long-term equity-based compensation, and other forms of compensation paid to each of the Named Executive Officers represent the collective business judgment of the Committee made in the furtherance of the Company’s operating objectives. Accordingly, the allocated percentage of each compensation component, in relation to the total compensation paid, will vary with each of the Named Executive Officers and may vary from year to year. These differences may reflect a restructuring of a Named Executive Officer’s total compensation in response to changes in the Company’s operating objectives or changes in the compensation peer group’s practices, but may also merely reflect the individual’s personal vesting and exercise of equity awards previously granted. These allocations of compensation are reviewed annually due to the dynamics of the markets in which the Company operates and competes and in consideration of updated compensation consultant data and updated public reports from the Company’s compensation peer group. Each of the Named Executive Officers receives, as part of his total compensation, all of the above-listed compensation components, which are explained in greater detail below.

Base Salary

The Company provides the Named Executive Officers, and other employees, with a base salary as compensation for services rendered during the fiscal year. Base salary is determined and reviewed annually in February for each Named Executive Officer by the Committee which considers his position, performance, experience, responsibilities, and results achieved during the past year in light of current market conditions, peer data, and in relationship to other salaries being paid within the Company. For each Named Executive Officer, specific base salary data of other executives within the Company’s peer group, and the resulting statistical median level, is provided by Mercer and reviewed by the Committee. The Committee may adjust the Named Executive Officer’s base salary to reflect changes in these aforementioned factors and data. Adjustments in base salary are usually made effective March 1 of each year unless circumstances may otherwise dictate (e.g. upon promotion). During 2006, the base salaries for all Named Executive Officers were increased from their 2005 levels. Within the context of maintaining compensation near the median of the peer group companies, the base salaries paid to the Named Executive Officers may generally reflect annual merit increases to reward performance and to retain the Named Executive Officer. However, the Committee acting in its business judgment has the authority to adjust a base salary as it deems necessary for the furtherance of the Company’s objectives.

Performance-Based Non-Equity Incentive Compensation

To compete with the various bonus and cash incentive compensation plans offered to executives within its peer group, the Company offers a performance-based non-equity (cash) incentive compensation plan (“non-equity incentive plan”), overseen by the Committee, to its Named Executive Officers as well as to certain other employees. Such compensation is structured to motivate and reward performance and takes the form of an annual cash payment, paid in arrears, to reward the achievement of specific Company-wide and/or business segment performance goals during the prior fiscal year. The Company-wide performance goal for the 2006 fiscal year was a financial measure, the return on capital employed (“ROCE”), as set by the Committee in February of that year. In setting the Company’s ROCE target, the Committee utilized its collective business judgment in its review and establishment of Company objectives based on the Company’s business plan for the year, along with its key underlying assumptions and expectations, as well as then-existing (and anticipated) market conditions for the Company’s products.

For the Company’s purposes, ROCE is the percentage calculated by dividing the Company’s unadjusted net income plus its after tax interest paid (returns, the numerator) by the average long-term debt plus stockholders’ equity (capital employed, the denominator). The denominator is the simple average of the values for the Company’s long-term debt plus stockholders’ equity at the beginning and at the end of the subject year. The numerical values used in the ROCE calculation formula are derived from the Company’s publicly reported financial statements, which are prepared in conformance with generally accepted accounting principles (“GAAP”) and are reviewed by the Company’s independent auditor KPMG LLP. For the year ended December 31, 2006, the Committee established the Company’s ROCE target at 6.50%.

The calculation of the compensation to be paid to the Named Executive Officers, under the Company’s non-equity incentive plan, is dependent in part upon the actual ROCE figure obtained by the Company for the subject year. A greater ROCE percentage results in a greater cash award paid to the Named Executive Officers and other participants in the annual incentive plan. For 2006, the Committee established three payout percentages of award for the compensation calculations that corresponded to three levels of ROCE: (1) the threshold level where a ROCE of at least 5.25% would result in a 50% award payout, but below which no award would be made; (2) a target level where a ROCE of 6.50% would result in a 100% award payout; and (3) a maximum level where a ROCE of 8.50% or greater would result in a 200% award payout. For situations where the ROCE calculation falls between any of these three levels, the award payout percentage is interpolated. Once the actual ROCE percentage is reviewed and determined by the Committee in February, the appropriate award payouts are calculated per specific compensation formulas that the Committee has previously established and communicated to each Named Executive Officer and the Company’s other participating employees. For purposes of this non-equity incentive plan, the Committee specifically structures the compensation formulas for the Named Executive Officers in a manner reasonably calculated to motivate achievement of the particular Company and/or business segment performance goals over which they have general and specific cognizance and management responsibility. The specific compensation formulas used for calculating the cash payouts to the Named Executive Officers for fiscal year 2006 are detailed in footnote (5) to the Summary Compensation Table on page 24.

Long-Term Equity-Based Compensation

As a measure to retain employees and to align their interests, and directors’ interests, with those of the stockholders, the Company has adopted stockholder-approved equity-based compensation plans. Equity-based compensation plans are similarly employed by the Company’s peers for, presumably, the same reason. The Company currently has no formal requirement for its employees, to include the Named Executive Officers, or for its directors to hold equity in the Company, but encourages it as all grants of equity-based compensation from the Committee have entailed a time vesting requirement. The terms of the particular form of the grant dictate the rights conferred to the recipient and are issued as an incentive for the recipients, including the Named Executive Officers, to hold equity in the Company over time in anticipation of realizing maximum gain with regard to these awards. Because the equity awards conferred under these plans are generally non-assignable, the Company currently has no policies regarding hedging agreements for these awards, which can take the various forms as described in the Company’s two equity-based incentive plans described below.

The 1996 Stock Incentive Plan. The Company’s first equity-based compensation plan, the 1996 Deltic Timber Corporation Stock Incentive Plan (the “1996 SIP”), was superseded by the Deltic Timber Corporation 2002 Stock Incentive Plan (the “2002 SIP”). As detailed herein at the 2006 Outstanding Equity Awards At Year-End Table, some stock option awards granted to certain of the Named Executive Officers under the 1996 SIP still remain active.

The 2002 Stock Incentive Plan. The Deltic Timber Corporation 2002 Stock Incentive Plan (the “2002 SIP”) was approved by the Company’s stockholders at its annual stockholders meeting on April 25, 2002 as the successor plan to the 1996 SIP. Equity incentive awards granted by the Committee in February 2002 were granted under the 2002 SIP subject to its approval by the stockholders. Following the approval, no new awards could be granted under the 1996 SIP. As of December 31, 2006, there were 34,179 shares underlying option awards granted under the provisions of the 1996 SIP that remained outstanding. Of these, 26,629 shares underlie grants to the Named Executive Officers. The Company filed its registration statement for 1,800,000 common shares designated for the 2002 SIP with the Securities and Exchange Commission on June 7, 2002. As stated in the 2002 SIP’s prospectus, its purpose is to “foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives; (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees and non-employee directors of the Company or its affiliates, as well as to others not so employed, but who provide services to the Company (each a “Participant”); and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.”

Per the terms of the 2002 SIP, the maximum number of shares of the Company’s common stock available under the SIP shall be 1,800,000 while the awards available in each calendar year shall be restricted as follows: (1) options and stock appreciation rights shall relate to no more than 50,000 shares to a single Participant; and (2) the maximum number of shares with respect to awards that relate to restricted stock, restricted stock units, and other stock-based awards shall not exceed 180,000. Subject to the foregoing restrictions and other restrictions as described herein, the Committee administers the 2002 SIP and has broad discretion in the granting of awards including, but not limited to, the number of shares and provisions regarding grant price, expiration date, exercisability, vesting, forfeiture, transfer restrictions and payment and the impact, if any, of termination of employment on the foregoing. Awards that may be granted to the Company’s employees, including its Named Executive Officers, and its non-employee directors by the Committee include:

(1) Options. The Committee may grant incentive stock options (“ISOs”) or non-qualified stock options, which are the contractual right to purchase a specified number of shares of the Company’s common stock at a specified price (the exercise price) within a time period not to exceed ten years after the grant date. Additionally, the maximum fair market value (determined on the grant date) of shares with respect to which ISOs may become exercisable for the first time by any individual during any calendar year shall not exceed $100,000. Further, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Internal Revenue Code Section 422. Exercise of options, subject to the rules imposed by the Committee, may be paid in whole or in part in (i) cash, (ii) whole shares of common stock evidenced by negotiable certificates valued at the fair market value on the date of exercise, (iii) by a combination or by such methods of payment or (iv) other consideration as shall be approved by the Committee.

(2) Performance Units. The Committee may grant performance units, subject to the terms of the plan, which may be payable in cash, stock (to include restricted stock), other securities, or other awards or other property, and which shall confer on the Participant a contractual right to redeem, in whole or in part, upon the achievement of such performance goals as the Committee shall establish for the respective performance period. The Committee determines the performance goals to be achieved, the length of the performance period, the amount of the performance units granted and the amount of any payment or transfer to be made pursuant to any performance unit.

(3) Other Stock-Based Awards. The Committee may grant other stock-based awards including stock appreciation rights (“SARs”), rights to dividends, and dividend equivalents. An SAR represents the contractual right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of underlying shares over the pre-established exercise price. SARs may be granted to Participants at such times as shall be determined by the Committee and subject to the terms and conditions, not inconsistent with the plan, as the Committee may impose.

(4) Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock and restricted stock units. Subject to the terms of the 2002 SIP, the maximum award of restricted stock and restricted stock units is 180,000 shares. Shares of restricted stock will be subject to the conditions as the Committee may impose, which may include prohibitions against selling transferring, pledging, assigning or other alienation or hypothecation until such time or until the satisfaction of such conditions or the occurrence of such events as shall be determined by the Committee either at or after the time of grant. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the time such are restricted and, subject to forfeiture and transfer restrictions, be entitled to receive all dividends and other distributions paid with respect to those shares.

Under the provisions of the 2002 SIP, the Committee has granted stock options and shares of restricted stock to certain of the Company’s employees, including the Named Executive Officers, and to the Company’s non-employee directors. These awards are shown in the Outstanding Equity Awards At Fiscal Year-End Table, Director Compensation Table and the Ownership of Director and Officers table. These awards vest with the passage of time as determined by the Committee at the time of grant. The details of these grants are described in the footnotes to those tables.

The Committee has also granted performance units to certain of the Company’s employees, including the Named Executive Officers. The vesting of these grants of performance units is both time and performance-based. The actual number of units, if any, that vest for each of the Named Executive Officers will be determined at the end of the applicable restricted period. The restricted period and the performance required for vesting within that period are determined by the Committee at the time of grant. Currently, vesting for all awards of performance units is determined by the Company’s performance, in terms of its total stockholder returns, relative to the composite of the total stockholder returns, during the restricted period, for the following companies selected by the Committee:

Bemis Company, Inc.	Longview Fibre Company	Rock-Tenn Co.
Bowater, Inc.	Louisiana-Pacific Corp.	Schweitzer-Manduit Int’l, Inc.
Buckeye Technologies, Inc.	Maxxam, Inc.	Sealed Air Corp.
Caraustar Industries, Inc.	MeadWestvaco Corp.	Smurfit-Stone Container Corp.
Chesapeake Corp.	Officemax, Inc.	Sonoco Products Co.
CSS Industries, Inc.	Packaging Corp. of America	St. Joe Co.
Delta Pine & Land Co.	Plum Creek Timber, Inc.	Temple-Inland, Inc.
Georgia-Pacific (now private)	Pope & Talbot, Inc.	Wausau Paper Corp.
Glatfelter	Pope Resources	Weyerhaeuser Co.
Greif, Inc.- Class A	Potlatch Corp.
International Paper Company	Rayonier, Inc.

The Committee, in its collective business judgment, selected these companies for measuring the Company’s performance with regard to awards of the performance units as best representing the Company’s most direct competition for investment from the stock market. The Committee believes that total stockholder returns, defined as an investment’s percentage change during a specified period, factoring in dividends, capital gains and reinvestment of distributions, is a key factor for investors that choose to invest in the Company’s market sectors. Accordingly, the Committee seeks to motivate employee performance that will garner above average returns as means of increasing stockholder value. The reporting of the stockholder returns to the Committee is performed by the firm of Standard and Poor’s.

With regard to both the 1996 SIP and 2002 SIP, and unless otherwise determined by the Committee, if a Participant’s employment terminates (i) at normal retirement time, (ii) for permanent and total disability, (iii) with Company approval and without being terminated for cause or (iv) by reason of death, any options granted that remain outstanding may be exercised by the Participant (or the Participant’s beneficiary or legal representative) upon the earlier of the option’s expiration date or within two years of the termination of employment. Also, and unless otherwise determined by the Committee, any restricted shares or performance units then outstanding shall be prorated based on the number of months of actual participation within the relevant restricted period.

To prevent dilution or enlargement of the benefits intended, the Committee may in such manner, as it deems equitable, make certain adjustments in the terms and conditions in recognition of unusual or non-recurring events affecting the Company’s shares. The Board may amend the plan or any provision thereof without the consent of the stockholders except in the case of any amendments that require stockholder approval in order to comply with applicable law or with the NYSE listing requirements. The Board may terminate the plan in whole or in part at any time provided that no such termination will impair the terms of the awards then outstanding under which the obligations of the Company have not been fully discharged.

The Committee believes that grants of equity-based compensation, when structured properly, can effectively align the financial interests of the non-employee directors, the Named Executive Officers, and the other Company employees with those of the Company’s stockholders. With these grants come financial incentives to perform in a manner that maximizes the stock values that underlies the form of the awards, and consequently, the Company’s value. The grants of long-term equity incentive awards are determined by the Committee during its February meeting each fiscal year. Such date also serves as the fair value grant date for the pricing of the equity awards.

Retirement Benefits and Retirement Savings Plan

The Company offers certain retirement benefits and a retirement savings plan to its employees, including the Named Executive Officers. Those retirement benefits and retirement savings plans are described as follows:

Retirement Benefits. All employees, including the Named Executive Officers, are eligible to participate in the Retirement Plan of Deltic Timber Corporation (the “Retirement Plan”), a qualified defined benefit retirement plan, upon achieving 1,000 hours of service during a 12 month period after beginning employment with the Company. All participants earn the right to receive a monthly benefit for life upon retirement at the normal retirement age of 65. The retirement benefit is defined by a calculation, which is illustrated below:

[1.6% x Average Monthly Compensation x years of benefit service] minus

[1.5% x Primary Social Security Benefit x years of benefit service (limited to 33 1/3 years)]

“Average Monthly Compensation” is defined as the employee’s highest 36 consecutive months of total compensation (salary and bonus) out of his/her final 120 months of employment covered by the Retirement Plan.

“Primary Social Security Benefit” is defined as the amount of the estimated Social Security benefit available at the normal retirement age of 65.

If the participant retires between the ages of 55 and 61 and has 10 or more years of vesting service, the participant can begin receiving a reduced monthly benefit as defined by formula in the Retirement Plan. The Retirement Plan does not require participants to retire at the normal retirement age. For those participants that retire later, the benefit calculation will use the actual retirement date and in no event will such benefit be less than that accrued at the normal retirement date increased actuarially to the later retirement date.

The entire cost of the Retirement Plan is paid by the Company (the “Sponsor”) and employees are neither required nor permitted to make contributions to the Retirement Plan. Five years of service is the vesting period for the Retirement Plan. The provisions of the Retirement Plan, and the investment of its assets, are overseen by the Company’s Pension Investment & Employee Benefits Committee, whose members are appointed by the Board. These members are currently the Named Executive Officers, Ray C. Dillon, Clefton D. Vaughan and W. Bayless Rowe who deliver a report annually to the Executive Compensation Committee. Trusco, a subsidiary of SunTrust Bank of Nashville, Tennessee, serves as the Retirement Plan’s trustee and the Pension Investment & Employee Benefits Committee has retained the firm of Merrill-Lynch to assist it in investment oversight. The independent employee benefits consulting firm of Bryan, Pendleton, Swats and McAllister of Jackson, Mississippi, serves as actuary for the Retirement Plan.

Retirement Savings Plan. The Company offers a qualified defined contribution savings plan [Internal Revenue Code Section 401(k)] to its employees, to include the Named Executive Officers, known as the Thrift Plan of Deltic Timber Corporation (the “Thrift Plan”) for which the Company will fully match the first 5% of tax-deferred salary contributed by the employee. All contributions, to include the Company match, are fully vested upon contribution. No Company matching levels exist beyond the employee’s 5% contribution, but employees are otherwise able to contribute up to the limit prescribed by the Internal Revenue Code to the plan on a pre-tax basis. Thereafter, employees may also make contributions to a supplemental account on an after-tax basis.

The Thrift Plan provides various investment funds to which employee contributions, along with the Company’s match, may be directed by the employee for investment. With limited exceptions as provided by the Internal Revenue Code, the before-tax invested funds may not be withdrawn until the participant reaches age 59 1/2. The provisions of the Thrift Plan, and the investment of its assets, are overseen by the Company’s Pension Investment & Employee Benefits Committee, described supra. SunTrust Bank of Nashville, Tennessee serves as the trustee and administrator. The Thrift Plan began in 1983 and was amended to its current form, in conjunction with the Company’s stock becoming publicly traded, effective January 1, 1997.

Supplemental Executive Retirement Plan

In addition to the Retirement Plan and Thrift Plan listed above, which are provided to all employees, the Company provides a supplemental executive retirement plan (the “SERP”) to its Named Executive Officers. The current SERP was amended and restated effective January 1, 2005 for conformance with the requirements of Internal Revenue Code Section 409(a) and has the intended purpose of restoring Retirement Plan and Thrift Plan benefits that would otherwise be unavailable to the Named Executive Officers due to limitations imposed by the Internal Revenue Code. The SERP constitutes an unsecured promise of the Company to pay benefits to the Named Executive Officers, and their beneficiaries, in the future upon the occurrence of certain payment events. Currently, the SERP is unfunded for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act (“ERISA”) of 1974. Though unfunded, the SERP account of each named executive officer remains an unsecured contractual obligation of the Company. The amounts of those obligations are detailed in the Non-Qualified Deferred Compensation Table.

The provisions of the SERP, and the investment of its assets, are overseen by the Committee. Investment options available to the Named Executive Officers in their SERP accounts are the same that are available to all employees under the Thrift Plan. Accordingly, the earnings on these investments are not regarded as “preferential”.

Perquisites and Other Personal Benefits

Incidental to their employment by, and the nature of their duties to the Company, the Named Executive Officers receive some compensation in the forms of perquisites and personal benefits. For the 2006 fiscal year, none of the Named Executive Officers reported receiving total perquisites that met the disclosure threshold of $10,000. As to Other Personal Benefits received in 2006, such includes, among other things, a Company match on Thrift Plan contributions and the sale of up to one week accrued, but unused vacation time back to the Company each year. For some of the Named Executive Officers there is also some personal use of Company vehicles incidental to their use for Company business. These personal benefits are detailed for each of the Named Executive Officers in the All Other Compensation Table.

Role of Executive Officers in Compensation Decisions

The Committee annually reviews each component of the total compensation paid to each Named Executive Officer during its February meeting. Such entails salary review as well as the establishment of performance targets related to the Company’s incentive compensation plans. At this meeting, the President and Chief Executive Officer presents his evaluation of the performance of the other Named Executive Officers and his compensation recommendations to the Committee. The Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to the President and Chief Executive Officer. No other named executive officer presents compensation recommendations to the Committee. The Committee members also variously interact with the Named Executive Officers through the Company’s internal reporting procedures and during Board meetings and Board committee meetings where their own personal performance evaluations of the Named Executive Officers can be made.

Agreements Between The Company and The Named Executive Officers

Change-In-Control Agreements

The Company has change-in-control agreements in place with each of the Named Executive Officers, all of which were amended on October 18, 2006 and were duly reported on Form 8-K filed with the SEC. The

Committee approved the terms of these agreements, which are intended to conform with the provisions of Internal Revenue Code Section 409A. For purposes of these agreements, a change in control has the same definition as that provided in the Company’s 2002 Stock Incentive Plan. These agreements, each with a “double trigger” feature, will result in the transfer of benefits to the affected Named Executive Officer if a change in control of the Company occurs, and he is involuntarily dismissed within two years without cause or suffers (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a consequence of such a change in control. In such events, the benefits, and the terms for the benefits, to be transferred to the Named Executive Officers are as follows:

(1)	Two years base salary and target bonus for Mr. Dillon and one year base salary and target bonus for Messrs. Vaughan, Rowe, Streeter, and Meghreblian;

(2)	Two years of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Mr. Dillon and one year of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Messrs. Vaughan, Rowe, Streeter, and Meghreblian;

(3)	Accelerated vesting of all stock options and restricted stock;

(4)	A lump sum payment of $20,000 to help defray the expenses of comprehensive outplacement services, such payment to be grossed up for all applicable federal and state taxes;

(5)	Should any of the actions listed in (1)-(4), attract excise tax, such is to be grossed up accordingly;

(6)	Any cash payments made as the result of a dismissal without cause will be paid in one lump sum payment on the 15th day of the month following the month in which dismissal occurs; and

(7)

Any cash payments made as the result of a reduction in salary and potential bonus and/or a meaningful diminution in job responsibility will be paid in one lump sum on the 15th day of the seventh month following the month the Named Executive Officer separates from service.

Involuntary Severance Agreements

The Company has an involuntary severance agreement in place with its President and Chief Executive Officer, Mr. Dillon, which was amended on October 18, 2006 and duly reported on Form 8-K filed with the SEC. The Committee approved the terms of this agreement, which upon an involuntary termination without cause, will result in the transfer of the following benefits:

(1)	Two years base salary and target bonus;

(2)	Two years health and welfare benefits;

(3)	Accelerated vesting of all stock options and restricted stock;

(4)	Comprehensive executive outplacement services;

(5)	Should any of the actions in (1)-(4), attract excise tax, such is to be grossed up accordingly; and

(6)	Any cash payments will be paid in one lump sum payment on the 15th day of the month following the month of involuntary termination.

No other terms, conditions, or agreements are applicable to these aforementioned change-in-control agreements or severance agreement.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation

The Committee annually reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which is discussed herein at page 39.

Non-Qualified Deferred Compensation

The tax rules applicable to non-qualified deferred compensation arrangements were impacted by the enactment of the American Jobs Creation Act on October 22, 2004. As of December 31, 2006, the final regulations were not yet effective. However, the Company believes it is operating in good faith with regard to the statutory provisions that were effective as of January 1, 2005.

Accounting for Equity-Based Compensation

Beginning January 1, 2006, the Company began accounting for equity-based awards granted under the 1996 SIP and the 2002 SIP in accordance with the requirements of the Financial Accounting Standards Board’s (FASB) Statement 123(R) on a “going forward” basis. Prior to January 1, 2006, the Company utilized the Accounting Principles Board’s (APB) Opinion No. 25 to account for equity-based payments granted under its 1996 SIP and its 2002 SIP.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors for Deltic Timber Corporation has reviewed and discussed the contents of this Compensation Discussion and Analysis, required by Item 402(b) of SEC Regulation S-K, with the Company’s management and its executive officers and, based on such review and discussions, recommended to the Board that it be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION COMMITTEE

R. Madison Murphy, Chairman

Christoph Keller, III

Robert C. Nolan, ex officio

R. Hunter Pierson, Jr.

J. Thurston Roach

2006 SUMMARY COMPENSATION TABLE

The Summary Compensation Table shown below summarizes the total compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated officers- the “Named Executive Officers”- for the year ended December 31, 2006. Each of these officers served in their individual capacities, as designated below, during the entire year.

As shown below, the Named Executive Officers each received base salary, equity awards, option awards, non-equity incentive plan compensation, and other forms of compensation during the year. The Company’s method for determining the total compensation paid to these officers is discussed under the heading “Structuring Executive Compensation” at pages 13 and 14. Based on the Company’s compensation expenses for the year ended December 31, 2006 as disclosed below, “Base Salary” accounted for approximately 44% of the total compensation while “Stock Awards”, “Option Awards”, and “Non-Equity Incentive Plan Compensation” represented approximately 18%, 8%, and 14%, respectively.

Name and Principal Position	Year	Base Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ray C. Dillon President & Chief Executive Officer	2006	$504,170	0	$229,977	$105,124	$168,096	$57,736	$24,122	$1,089,225

Clefton D. Vaughan Vice President, Treasurer & Chief Financial Officer	2006	$272,174	0	$94,401	$43,381	$74,528	$172,967	$17,840	$675,291

W. Bayless Rowe Vice President, General Counsel, & Secretary	2006	$222,274	0	$83,259	$37,249	$60,656	$133,379	$15,069	$551,886

Kent L. Streeter Vice President, Operations	2006	$227,270	0	$89,882	$47,938	$56,580	$15,678	$11,002	$448,350

David V. Meghreblian Vice President, Real Estate	2006	$181,254	0	$71,410	$31,841	$76,622	$38,087	$14,328	$413,542

(1)	The amounts shown in column (c) are strictly base salary amounts. Except for Thrift Plan contributions, no amounts of salary were deferred.

(2)	None of the Named Executive Officers received payments that, for these disclosure purposes, the Company characterizes as “Bonus”. The incentive cash award earned by each during 2006 is classified herein as “Non-Equity Incentive Plan Compensation” disclosed at column (g).

(3)

The amounts shown in column (e) reflect the expenses recorded in 2006 for grants of restricted stock awards and performance units under the Company’s 2002 SIP. As these types of awards were granted with, and expensed during, a four-year restricted period, the 2006 expense entails prorated portions of the expenses associated with grants made in 2004, 2005, and 2006. In accordance with SFAS No. 123 (R), the per share value of the time-based restricted stock awards was determined to be the market’s closing price on the respective date of grant in the aforementioned years. The same pricing method was used in determining the per share value of the performance units in 2004 and 2005. However, the value of the performance units is speculative and based on the estimated probability that the performance conditions required for vesting will occur. In consideration of the estimated probability, and in accordance with SFAS No. 123 (R), the per share value for the awards granted in 2006 was calculated by the Company’s actuary. The methods used in the actuary’s calculations are discussed under Item 8,

Financial Statements and Supplementary Data, at Note 1, “Significant Accounting Policies” and at Note 13, “Incentive Plans”, to the Company’s audited financial statements as reported and filed on Form 10-K with the SEC on March 8, 2007. During 2006, there were no repricings or modifications of Stock Awards and there were no forfeitures by any of the Named Executive Officers.

(4)	The amounts shown in column (f) reflect the expenses recorded in 2006 for grants of option awards under the Company’s 2002 SIP. The exercise price of these option grants was determined by the simple average of the market’s high and low prices on the respective date of grant. Details of the Company’s options grants and expensing policies under SFAS No. 123 (R) are discussed under Item 8, Financial Statements and Supplementary Data, at Note 1, “Significant Accounting Policies” and at Note 13, “Incentive Plans”, to the Company’s audited financial statements as reported and filed on Form 10-K with the SEC on March 8, 2007. During 2006, there were no repricings or modifications of Option Awards and there were no forfeitures by any of the Named Executive Officers.

(5)	The amounts reported in column (g) reflect performance-based cash incentive awards and fall outside the scope of SFAS No. 123 (R). These amounts were earned during the year ended December 31, 2006, were reviewed by the Committee on February 14, 2007, and paid in full by the Company on February 23, 2007. No amounts payable under the performance-based cash incentive awards were deferred- either at the election of the Named Executive Officers or per the Committee’s direction. For the year 2006, the Company’s calculated return on capital employed (“ROCE”), 5.36%, exceeded the threshold level (5.25%). The difference by which the calculated ROCE exceeded the threshold ROCE yielded an interpolated bonus payout percentage of 54.4% of target, which provided the non-equity incentive compensation calculations for the Named Executive Officers as follows:

• Mr. Dillon-	(60% of salary x .544 payout percentage)

• Mr. Vaughan-	(50% of salary x .544 payout percentage)

• Mr. Rowe-	(50% of salary x .544 payout percentage)

• Mr. Streeter-	(50% of salary x Operations segment performance)(.5) +
(50% of salary x .544 payout percentage)(.5)

• Mr. Meghreblian-	(50% of salary x Real Estate segment performance)(.5) +
(50% of salary x .544 payout percentage)(.5)

In structuring the above compensation formulas, the Committee has determined the nature of the duties performed by Messrs. Dillon, Vaughan, and Rowe are pervasive to the Company’s operations. Accordingly, their compensation formulas under the non-equity incentive compensation plan are linked exclusively to the Company’s overall performance as expressed in the ROCE calculation. By contrast, the duties of Messrs. Streeter and Meghreblian are more narrowly focused on the Company’s Operations and Real Estate segments, respectively, which in turn significantly impact the Company’s overall performance. Accordingly, their compensation formulas reflect an equal weighting between the performance of their respective segments and the Company’s overall performance as expressed in the ROCE calculation. The segment performance measures are an extensive listing of criteria as established by the Committee and include, among other items, residential and commercial lot sales for the Real Estate segment and sawmill production rates and safety record for the Operations segment.

In calculating the non-equity incentive compensation payable from the formulas shown above, the Committee uses the Named Executive Officer’s annualized monthly salary at year’s end. The annualized amount differs from the amount reported in column (c) as the Committee conducts a salary review during its February meeting each year. In 2006 each of the Named Executive Officers received a salary increase effective March 1, 2006. These annualized salary amounts used for the non-equity incentive compensation calculation were: Mr. Dillon, $515,000; Mr. Vaughan, $274,000; Mr. Rowe, $223,000; Mr. Streeter, $230,000; and Mr. Meghreblian, $182,000.

(6)	The amounts shown in column (h) reflect changes in the actuarial present values in the defined benefit pension plan for the Named Executive Officers and as calculated from December 31, 2005 to December 31, 2006. Calculations are based on SFAS 87 assumptions and are determined by the Company’s actuary.

(7)	The amounts reflected in column (i) are detailed in the All Other Compensation Table.

2006 ALL OTHER COMPENSATION TABLE

The All Other Compensation Table shown below is a supplement to the Summary Compensation Table and details the amounts shown therein at column (i).

Name (a)	Year (b)	Perquisites and Other Personal Benefits(1) ($) (c)	Tax Reimbursements(2) ($) (d)	Insurance Premiums ($) (e)	Company Contributions to Retirement and 401(k) Plans ($) (f)	Severance Payments / Accruals ($) (g)	Change in Control Payments / Accruals ($) (h)	Total ($) (i)
Ray C. Dillon, CEO	2006	$10,160	$130	$2,832	$11,000	0	0	$24,122
Clefton D. Vaughan, CFO	2006	$5,269	0	$1,571	$11,000	0	0	$17,840
W. Bayless Rowe	2006	$4,289	0	$1,283	$9,497	0	0	$15,069
Kent L. Streeter	2006	$193	$100	$1,312	$9,397	0	0	$11,002
David V. Meghreblian	2006	$3,714	$69	$1,047	$9,498	0	0	$14,328

(1)	The amounts shown in column (c) do not include any amounts for perquisites as such received by the Named Executive officers during the 2006 fiscal year did not meet the SEC’s disclosure threshold of $10,000. The amounts shown in column (c) reflect other forms of compensation for each Named Executive Officer:

•	Mr. Dillon: one week of unused vacation sold back to the Company, $9,904; personal use of Company vehicle for commuting miles, $256;

•	Mr. Vaughan: one week of unused vacation sold back to the Company, $5,269;

•	Mr. Rowe: one week of unused vacation sold back to the Company, $4,289;

•	Mr. Streeter: personal use of company vehicle for commuting miles, $193;

•

Mr. Meghreblian: one week of unused vacation sold to the Company, $3,500; personal use of Company vehicle for commuting miles, $134; and $80 dividend paid on one preferred share of Deltic Real Estate Investment Company.

(2)	The amounts shown in column (d) reflect the amounts associated with state and federal income tax gross-ups associated with the Named Executive Officers’ personal use of Company vehicles as reported in column (c). There were no other forms of tax reimbursements paid to the Named Executive Officers during the year.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The Grants of Plan-Based Awards Table shown below details the non-equity incentive (cash) awards and the equity-based awards granted to the Named Executive Officers by the Committee on February 15, 2006. The equity-based awards were granted under the Company’s 2002 Stock Incentive Plan. These grants include stock options, restricted stock awards, and performance units.

Name (a)	Grant(1) Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(5) (#) (j)	Exercise or Base Price of Option Awards ($ / Sh)(6) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold(2) ($) (c)	Target(2) ($) (d)	Maximum(2) ($) (e)	Threshold(3) (#) (f)	Target(3) (#) (g)	Maximum(3) (#) (h)
Ray C. Dillon	02/15/06	$154,500	$309,000	$618,000	1,440	2,879	5,758				$161,022	(7)
CEO	02/15/06							2,533			$134,832	(8)
	02/15/06								8,742	$53.75	$141,970	(9)

Clefton D. Vaughan	02/15/06	$68,500	$137,000	$274,000	667	1,333	2,666				$74,555	(7)
CFO	02/15/06							1,173			$62,439	(8)
	02/15/06								4,049	$53.75	$65,756	(9)

W. Bayless Rowe	02/15/06	$55,750	$111,500	$223,000	561	1,121	2,242				$62,698	(7)
	02/15/06							987			$52,538	(8)
	02/15/06								3,405	$53.75	$55,297	(9)

Kent L. Streeter	02/15/06	$57,500	$115,000	$172,500	606	1,212	2,424				$67,787	(7)
	02/15/06							1,067			$56,796	(8)
	02/15/06								3,681	$53.75	$59,779	(9)

David V. Meghreblian	02/15/06	$39,813	$91,000	$170,625	474	947	1,894				$52,966	(7)
	02/15/06							833			$44,341	(8)
	02/15/06								2,876	$53.75	$46,706	(9)

(1)	The grant date in column (b) above reflects the SFAS No. 123 (R) fair value grant date, which was also the date upon which the Committee granted the awards.

(2)	The amounts shown in columns (c), (d), and (e) reflect the threshold, target, and maximum amounts payable under the Company’s non-equity incentive plan. The specific calculations for the amounts actually paid to each of the Named Executive Officers are detailed in footnote (5) of the Summary Compensation Table. The threshold calculation shown above reflects the estimated payout for a ROCE calculation of 5.25% whereas the target and maximum estimated payouts shown represent ROCE calculations of 6.50% and 8.50%, respectively. The Company’s ROCE calculation for the 2006 fiscal year is described at Performance-Based Non-Equity Incentive Compensation, supra. The actual payments of non-equity award compensation, earned during the 2006 fiscal year, are reported in column (g) of the Summary Compensation Table.

(3)

The amounts shown in columns (f), (g), and (h) reflect the threshold, target, and maximum amounts payable in performance units under the Company’s 2002 Stock Incentive Plan (“2002 SIP”). The threshold calculation reflects a 50% payout of the award for the Company’s achievement of

80% of the total stockholder returns achieved by the composite of the companies listed on page 18 between measurement periods during the restricted performance period (4 years), whereas the target and maximum estimated payouts reflect a 100% payout and a 200% payout for the Company’s achievement of 100% and 130% of the total stockholder returns of the same composite, respectively. The measurement periods are: (1) the first market trading day in the year of grant through the end of the day of the Committee’s February meeting that year; and (2) the first market trading day in the year of vesting through the end of the day of the Committee’s February meeting that year. Total stockholder returns are defined as an investment’s percentage change during a specified period, factoring in dividends, capital gains and reinvestment of distributions. Should these awards vest at the end of their restricted performance period (in 2010), a 50% tax gross-up will be applied at that time.

(4)	The amounts shown in column (i) reflect grants of time-based restricted shares that do not have a performance element for vesting. These shares vest four years after their grant date. When these awards vest at the end of their restricted period (in 2010), a 50% tax gross-up will be applied at that time.

(5)	The amounts shown in column (j) reflect grants of non-qualified stock options that do not have a performance element for vesting. These time-based options vest at the rate of 25% per year upon each anniversary of their grant date. Accordingly, these grants will be fully vested in February 2010.

(6)	The exercise price of the option awards granted, shown in column (j), is determined by the Committee at the time of grant. For 2006, the exercise price is the simple average of the market’s (NYSE) high and low trading prices, $54.25 and $53.25 respectively, for the Company’s stock on the date of grant, February 15, 2006.

(7)	Reflects the number of target shares reported in column (g) multiplied by an actuarial fair value of $55.93 per share.

(8)	Reflects the number shares reported in column (i) multiplied by the market’s per share closing price, $53.23, on the grant date.

(9)	Reflects the number of target shares reported in column (j) multiplied by an actuarial fair value of $16.24 per share.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The Outstanding Equity Awards At Fiscal Year-End Table shown below details the number of stock options, both vested and unvested, and their respective exercise prices and expiration dates held by each of the Named Executive Officers as of December 31, 2006. The table also shows the number of shares of restricted stock or performance units, and the respective vesting status, also held by each of the Named Executive Officers as of December 31, 2006. Unless otherwise denoted, the awards shown below were granted under the provisions of the Company’s 2002 Stock Incentive Plan.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(12) ($)
Name	Exercisable		Unexercisable
Ray C. Dillon			8,742	(1)		53.750	02/15/16	2,533	(6)	$141,291	1,440	(9)	$80,323
CEO	2,588		7,763	(2)		44.355	02/16/15	3,750	(7)	$209,175	2,310	(10)	$128,852
	6,110		6,110	(3)		32.565	02/19/14	4,300	(8)	$239,854	2,150	(11)	$119,927
	7,500					28.340	07/01/13

Clefton D. Vaughan			4,049	(1)		53.750	02/15/16	1,173	(6)	$65,430	667	(9)	$37,205
CFO	1,181		3,542	(2)		44.355	02/16/15	1,629	(7)	$90,866	1,054	(10)	$58,792
	2,284		2,283	(3)		32.565	02/19/14	1,471	(8)	$82,052	736	(11)	$41,054
	19,000					24.310	02/20/13
	18,000					29.295	02/20/12
	11,000	(4)				24.970	02/17/09
	8,000	(5)				28.030	02/18/08

W. Bayless Rowe			3,405	(1)		53.750	02/15/16	987	(6)	$55,055	561	(9)	$31,293
	1,009		3,027	(2)		44.355	02/16/15	1,392	(7)	$77,646	901	(10)	$50,258
	2,067		2,066	(3)		32.565	02/19/14	1,332	(8)	$74,299	666	(11)	$37,149
	4,062	(4)				24.970	02/17/09
	3,567	(5)				28.030	02/18/08

Kent L. Streeter			3,681	(1)		53.750	02/15/16	1,067	(6)	$59,517	606	(9)	$33,803
	1,133		3,397	(2)		44.355	02/16/15	1,563	(7)	$87,184	1,011	(10)	$56,394
	1,042		2,083	(3)		32.565	02/19/14	1,342	(8)	$74,857	671	(11)	$37,428
	3,500					28.830	12/11/13

David V. Meghreblian			2,876	(1)		53.75	02/15/16	833	(6)	$46,465	474	(9)	$26,440
	838		2,512	(2)		44.355	02/16/15	1,155	(7)	$64,426	748	(10)	$41,723
	1,900		1,900	(3)		32.565	02/19/14
	7,000					24.310	02/20/13	1,224	(8)	$68,275	612	(11)	$34,137
	7,000					29.295	02/20/12

(1)	Stock options granted on 2/15/06 vest at the rate of 25% per year with vesting dates of 2/15/07, 2/15/08, 2/15/09 and 2/15/10.

(2)	Stock options granted on 2/16/05 vest at the rate of 25% per year with vesting dates of 2/16/06, 2/16/07, 2/16/08 and 2/16/09.

(3)	Stock options granted on 2/19/04 vest at the rate of 25% per year with vesting dates of 2/19/05, 2/19/06, 2/19/07 and 2/19/08.

(4)	Stock options granted under the provisions of the Company’s 1996 SIP on 2/18/99 (fully vested).

(5)	Stock options granted under the provisions of the Company’s 1996 SIP on 2/18/98 (fully vested).

(6)	Time vesting restricted stock shares granted on 2/15/06 that will vest four years after grant date in 2010.

(7)	Time vesting restricted stock shares granted on 2/16/05 that will vest four years after grant date in 2009.

(8)	Time vesting restricted stock shares granted on 2/19/04 that will vest four years after grant date in 2008.

(9)	Performance units granted on 2/15/06 with a restricted period through 2010. Vesting of threshold number of shares (shown) is contingent upon the Company’s achievement of 80% of the total stockholder returns achieved by the composite of the companies listed on page 18 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(10)	Performance units granted on 2/16/05 with a restricted period through 2009. Vesting of threshold number of shares (shown) is contingent upon the Company’s achievement of 80% of the total stockholder returns achieved by the composite of the companies listed on page 18 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(11)	Performance units granted on 2/19/04 with a restricted period through 2008. Vesting of threshold number of shares (shown) is contingent upon the Company’s achievement of 80% of the total stockholder returns achieved by the composite of the companies listed on page 18 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, a 50% tax gross-up will be applied.

(12)	Market value of these awards reflects the market closing price of the Company’s shares on December 29, 2006 ($55.78 share), which is multiplied times the number of shares shown in the column to the immediate left.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

The Option Exercises and Stock Vested Table shown below details the cash payments received by the Named Executive Officers upon their exercise of vested stock option awards (“Option Awards”) during the year ended December 31, 2006. Per the terms of the Company’s 1996 SIP and 2002 SIP, these awards are measured in shares. Each of the Named Executive Officers utilized a broker assisted cashless exercise process in their respective option exercises. With regard to the “Stock Awards” shown below, none of these types of equity awards previously granted to the Named Executive Officers vested during the year of 2006. Consequently, no restricted stock or performance units were acquired by any of the Named Executive Officers under these award types during 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(6) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ray C. Dillon, CEO(1)	7,500	$197,550	0	0
Clefton D. Vaughan, CFO(2)	11,671	$304,146	0	0
W. Bayless Rowe(3)	27,433	$658,204	0	0
Kent L. Streeter(4)	4,542	$99,681	0	0
David V. Meghreblian(5)	7,000	$173,705	0	0

(1)	Mr. Dillon exercised 7,500 stock options on December 6, 2006 with an exercise price of $28.340 per share and with a market price of $54.68 per share.

(2)	Mr. Vaughan exercised 11,671 stock options on January 6, 2006 with an exercise price of $25.250 per share and a market price of $51.31 per share.

(3)	Mr. Rowe exercised: 3,433 stock options on January 5, 2006 with an exercise prices of $28.030 per share and a market price of $51.18 per share; 5,000 stock options on January 5, 2006 with an exercise prices of $29.295 per share and a market price of $51.18 per share; 8,000 stock options on February 22, 2006 with an exercise price of $24.310 per share and a market price of $52.62 per share; and, 11,000 stock options on October 30, 2006 with an exercise price of $29.295 per share and a market price of $51.37 per share.

(4)	Mr. Streeter exercised: 3,500 stock options on January 3, 2006 with an exercise price of $28.830 per share and a market price of $51.67 per share; and, 1,042 stock options on November 14, 2006 with an exercise price of $32.565 per share and a market price of $51.51 per share.

(5)	Mr. Meghreblian exercised 7,000 stock options on March 16, 2006 with an exercise price of $29.295 per share and a market price of $54.11 per share.

(6)	Value realized is the difference between the per share exercise price of the stock option and the per share market price at the time the stock option is exercised, and represents ordinary income for federal and state income tax purposes.

2006 PENSION BENEFITS TABLE

The Pension Benefits Table below shows the actuarial present values of accumulated benefits payable to each of the Named Executive Officers, upon retirement, under The Retirement Plan of Deltic Timber Corporation (“Retirement Plan”) and under The Supplemental Executive Retirement Plan of Deltic Timber Corporation (“SERP”). Details regarding the accounting policies used by the Company for its pension plans are discussed under Item 8, Financial Statements and Supplementary Data, at Note 1, “Significant Accounting Policies” and at Note 12, “Employee and Retiree Benefit Plans” in the Company’s annual report filed on Form 10-K with the SEC on March 8, 2007. Information regarding these plans, such as the Retirement Plan benefit formula, can be found under the heading Retirement Benefits and Retirement Savings Plans, supra.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)		Payments During Last Fiscal Year ($) (e)
Ray C. Dillon CEO	Retirement Plan SERP	3.5 3.5	$ $	43,834 106,499	0 0

Clefton D. Vaughan(1) CFO	Retirement Plan SERP	10.0 10.0	$ $	306,378 288,920	0 0

W. Bayless Rowe	Retirement Plan SERP	29.3 29.3	$ $	458,314 297,052	0 0

Kent L. Streeter	Retirement Plan SERP	3.1 3.1	$ $	30,964 8,431	0 0

David V. Meghreblian	Retirement Plan SERP	17.1 17.1	$ $	189,403 46,558	0 0

(1)	Mr. Vaughan is eligible for retirement under the Retirement Plan and for the related SERP benefits. The benefits payable for retirement under the Retirement Plan and the SERP are discussed herein at pages 19 and 20.

2006 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The Non-Qualified Deferred Compensation Table shown below details the elections of non-qualified deferral of salary amounts, in excess of Internal Revenue Code limits for 401(k) contributions, by each of the Named Executive Officers for the year 2006. These deferrals are made under the Company’s Supplemental Executive Retirement Plan (“SERP”) and include the Company’s matching contributions. The SERP, discussed supra, exists to restore retirement savings benefits, on a pre-tax basis, to the Named Executive Officers that would otherwise be lost due to limitations imposed by the Internal Revenue Code. Deferred salary contribution amounts are permitted up to 50% of salary.

Name (a)	Executive Contributions In Last Fiscal Year(1) ($) (b)	Registrant Contributions in Last Fiscal Year(2) ($) (c)	Aggregate Earnings in Last Fiscal Year(3) ($) (d)	Aggregate Withdrawals / Distributions(4) ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)
Ray C. Dillon, CEO	$27,714	$27,714	$9,284	0	$168,586
Clefton D. Vaughan, CFO	$7,157	$7,157	$14,708	0	$185,894
W. Bayless Rowe	$14,142	$8,717	$7,591	0	$127,775
Kent L. Streeter	$10,700	$6,675	$2,282	0	$40,067
David V. Meghreblian	$6,543	$3,967	$3,839	0	$66,969

(1)	These contributions are solely contributed from salary as a payroll deduction at the election of the Named Executive Officer. The amounts shown in column (b) are included in the salary amounts for each of the Named Executive Officers in column (c) of the Summary Compensation Table. Such has been the reporting practice in past proxy statements for the Company.

(2)	Company matching contributions are, for all deferred compensation purposes (qualified and non-qualified), capped at 5% of the employee’s salary.

(3)	For the Named Executive Officers’ SERP contributions, along with the Company match, the Named Executive Officers may select from the same investment choices as provided to all other employees under the Company’s qualified deferred compensation (401K) plan. These investment choices include the Company’s stock and a variety of publicly traded mutual funds.

(4)	During fiscal 2006 there were no withdrawals by, or distributions to, any of the Named Executive Officers. Withdrawals and distributions are subject to the provisions of Internal Revenue Code Section 409A with which the Company remains compliant.

2006 DIRECTOR COMPENSATION TABLE

A combination of cash and equity-based compensation is utilized to attract, retain, and compensate qualified candidates to serve on the Company’s Board. Director compensation, which consists of fees paid for meetings attended and annual retainer, is determined by the Nominating and Corporate Governance Committee. Equity awards (granted under the Company’s 2002 SIP), are determined by the Committee based upon the recommendations of the Board’s Nominating and Corporate Governance Committee. For the year ended December 31, 2006, the non-employee directors were entitled to receive an annual cash retainer of $20,000, and $1,000 for each Board meeting attended, $1,000 for each Board committee meeting attended and $500 for each Board committee meeting attended telephonically, except for Audit Committee meetings, which were compensated at $1,000 per meeting regardless of physical or telephonic attendance. The Chairman of each of the Board’s committees received additional compensation, as detailed below, for the additional responsibility that each assumed in those roles. Retainer fees and meeting fees are paid quarterly in arrears. Directors are also reimbursed for their travel, meal and lodging expenses for attending meetings. A portion of director compensation is based on equity awards to further align their financial interests with those of the Company’s stockholders.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation(4) ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Robert C. Nolan	$116,500	$26,615	0	0	0	0	$143,115
R. Madison Murphy	$44,000	$26,615	0	0	0	0	$70,615
Rev. Christoph Keller, III	$39,000	$26,615	0	0	0	0	$65,615
J. Thurston Roach	$56,500	$26,615	0	0	0	0	$83,115
O.H. Darling, Jr.	$42,000	$26,615	0	0	0	0	$68,615
R. Hunter Pierson, Jr.	$37,000	$26,615	0	0	0	0	$63,615
Alex R. Lieblong	$27,000	$26,615	0	0	0	0	$53,615
John C. Shealy	$47,000	$26,615	0	0	0	0	$73,615
Ray C. Dillon	0	0	0	0	0	0	0

(1)	The information in column (b) reflects the payments of retainer fees, chairman fees and meeting fees to the non-employee directors during the year ended December 31, 2006 as follows:

•	Mr. Nolan, Chairman of the Board of Directors, chair fee, $75,000; retainer fee, $20,000; meeting fees, $21,500;

•	Mr. Murphy, Chairman of the Executive Compensation Committee, chair fee, $3,000; retainer fee, $20,000; meeting fees, $21,000;

•	Rev. Christoph Keller, III, Chairman of the Nominating and Corporate Governance Committee, chair fee, $3,000; retainer fee, $20,000; meeting fees, $16,000;

•	Mr. Roach, Chairman of the Audit Committee, chair fee, $10,000; retainer fee, $20,000; meeting fees, $26,500;

•	Mr. Darling, retainer fee, $20,000; meeting fees, $22,000;

•	Mr. Pierson, retainer fee, $20,000; meeting fees, $17,000;

•	Mr. Lieblong retainer fee, $20,000; meeting fees, $7,000;

•	Mr. Shealy retainer fee, $20,000; meeting fees, $27,000; and

•

Mr. Dillon, President and Chief Executive Officer of the Company, serves as an employee director on its Board, but is not compensated with a director retainer, meeting fees, or additional equity awards for his Board service.

(2)	The information in column (c) reflects the grant of 500 time-based restricted stock awards to each of the Company’s non-employee directors under its 2002 SIP. These grants do not have a performance element for vesting, but rather will vest four years after the grant date. The Committee awarded the grants on February 15, 2006 and such are reflected above at the market’s closing price ($53.23) on that grant date. Presently, there are no grants of performance units to the Company’s non-employee directors.

(3)	No option awards were granted by the Committee to the non-employee directors during 2006 . Option awards granted to Mr. Dillon during the year are reflected in the Grants of Plan-Based Awards Table.

(4)	No non-equity incentive plan compensation awards were granted to the non-employee directors during 2006. Non-equity incentive plan compensation granted to Mr. Dillon during the year is reflected in the Summary Compensation Table.

(5)	Currently, the Company provides no pension plan benefits and no non-qualified deferred compensation plans to its non-employee directors.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The Potential Payments upon Termination or Change in Control Table shown below reflects the amount of compensation payable, as of December 31, 2006, to each of the Named Executive Officers in the event of: (1) involuntary severance without cause; (2) a change in control of the Company with involuntary dismissal within two years without cause or (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a result of such change; (3) voluntary severance other than retirement; (4) death; (5) long-term disability; (6) early retirement and (7) retirement at normal retirement age. In each case, the actual amounts to be paid can only be determined at the time the Named Executive Officer separates from the Company.

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement at Normal Retirement Age
Ray C. Dillon,	Salary	$1,030,000		$1,030,000		0		0		$150,000	(8)	0		0
CEO	Bonus	$618,000		$618,000		0		0		0		0		0
	Stock options	$625,490		$625,490		0		$377,212	(2)	$377,212	(2)	$377,212	(2)	$377,212	(2)
	Restricted stock	$885,480	(1)	$885,480	(1)	0		$442,869	(3)	$442,869	(3)	$442,869	(3)	$442,869	(3)
	Performance units	$987,220	(1)	$987,222	(1)	0		$241,890	(4)	$241,890	(4)	$241,890	(4)	$241,890	(4)
	Outplacement payment	$30,000	(1)	$30,000	(1)	0		0		0		0		0
	Health benefits	$20,980	(5)	$20,980	(5)	0		0		$8,330	(9)	$4,472	(10)	$4,472	(10)
	Life insurance benefit	0		0		0		$1,030,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$150,333	(12)	$150,333	(12)	$150,333	(12)	$150,333	(12)	$150,333	(12)	$150,333	(12)	$150,333	(12)

Clefton D. Vaughan,	Salary	0		$274,000		0		0		$150,000	(8)	0		0
CFO	Bonus	0		$137,000		0		0		0		0		0
	Stock options	0		$1,803,378		0		$1,702,063	(2)	$1,702,063	(2)	$1,702,063	(2)	$1,702,063	(2)
	Restricted stock	0		$357,522	(1)	0		$170,102	(3)	$170,102	(3)	$170,102	(3)	$170,102	(3)
	Performance units	0		$410,986	(1)	0		$95,636	(4)	$95,636	(4)	$95,636	(4)	$95,636	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$5,504	(6)	0		0		$4,040	(9)	$4,472	(10)	$4,472	(10)
	Life insurance benefit	0		0		0		$548,000	(7)			$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$595,298	(12)	$595,298	(12)	$595,298	(12)	$595,298	(12)	$595,298	(12)	$595,298	(12)	$595,298	(12)

W. Bayless Rowe	Salary	0		$223,000		0		0		$133,805	(8)	0		0
	Bonus	0		$115,000		0		0		0		0		0
	Stock options	0		$373,106		0		$283,648	(2)	$283,648	(2)	$283,648	(2)	$283,648	(2)
	Restricted stock	0		$310,500	(1)	0		$149,603	(3)	$149,603	(3)	$149,603	(3)	$149,603	(3)
	Performance units	0		$355,932	(1)	0		$83,838	(4)	$83,838	(4)	$83,838	(4)	$83,838	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$5,504	(6)	0		0		$4,040	(9)	$4,472	(10)	$4,472	(10)
	Life insurance benefit	0		0		0		$446,000	(7)			$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$755,366	(12)	$755,366	(12)	$755,366	(12)	$755,366	(12)	$755,366	(12)	$755,366	(12)	$755,366	(12)

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement at Normal Retirement Age
Kent L. Streeter	Salary	0		$230,000		0		0		$138,002	(8)	0		0
	Bonus	0		$115,000		0		0		0		0		0
	Stock options	0		$226,100		0		$131,460	(2)	$131,460	(2)	$131,460	(2)	$131,460	(2)
	Restricted stock	0		$332,337	(1)	0		$158,052	(3)	$158,052	(3)	$158,052	(3)	$158,052	(3)
	Performance units	0		$382,874	(1)	0		$89,025	(4)	$89,025	(4)	$89,025	(4)	$89,025	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$10,490	(6)	0		0		$8,330	(9)	$4,472	(10)	$4,472	(10)
	Life insurance benefit	0		0		0		$460,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$39,395	(12)	$39,395	(12)	$39,395	(12)	$39,395	(12)	$39,395	(12)	$39,395	(12)	$39,395	(12)

David V. Meghreblian	Salary	0		$182,000		0		0		$109,204	(8)	0		0
	Bonus	0		$91,000		0		0		0		0		0
	Stock options	0		$538,048		0		$459,368	(2)	$459,368	(2)	$459,368	(2)	$459,368	(2)
	Restricted stock	0		$268,748	(1)	0		$131,363	(3)	$131,363	(3)	$131,363	(3)	$131,363	(3)
	Performance units	0		$306,734	(1)	0		$73,295	(4)	$73,295	(4)	$73,295	(4)	$73,295	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$10,490	(6)	0		0		$8,330	(9)	$4,472	(10)	$4,472	(10)
	Life insurance benefit	0		0		0		$364,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$235,961	(12)	$235,961	(12)	$235,961	(12)	$235,961	(12)	$235,961	(12)	$235,961	(12)	$235,961	(12)

Unless otherwise denoted, all payments shown above represent amounts payable in lump sum and without tax gross up or tax reimbursement.

In the case of an involuntary severance without cause, and except in the case of Mr. Dillon as shown above, the Named Executive Officer’s retention of his vested stock options, restricted stock, and performance units is subject to Company approval. Otherwise, such are forfeited. In the case of involuntary severance for cause, all vested and unvested stock options, restricted stock, and performance units are forfeited. Also, in the cases of an involuntary severance without cause and involuntary severance for cause, the Named Executive Officer may continue to participate in the Company’s health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA). Except in the case of Mr. Dillon, as shown above, such participation is not funded by the Company.

For the Named Executive Officers and in the case of change in control of the Company that results in (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility, a lump sum payment will be made on the 15th day of the seventh month following the month of separation from service. For payments to be made to each of the Named Executive Officers, a change in control event has the same meanings as defined in the 2002 SIP, which was filed in the Company’s 2002 proxy statement with the SEC on March 22, 2002. Such can be retrieved on the SEC website at http://www.sec.gov/Archives/edgar/data/1022469/000093066102000828/ddef14a.txt.

Footnotes

Values shown in the table above do not reflect payments for accrued, but unused vacation time that might be owed to the employee at the time of term termination. Values above also do not reflect amounts accrued in the Thrift Plan (401k) accounts of the Named Executive Officers.

(1)	Value shown reflects an estimated 50% tax gross up.

(2)	Value shown reflects stock options vested and a market closing price per share ($55.78) as of December 29, 2006.

(3)	Value shown reflects prorated vesting as of December 31, 2006. Benefit would be payable in prorated percentages of 71%, 46%, and 21% at February vesting dates in 2008, 2009, and 2010, respectively. Value shown reflects market closing price per share ($55.78) on December 29, 2006. Value shown also reflects a 50% tax gross up.

(4)	Value shown assumes vesting at the threshold levels. Value shown also assumes attainment of performance criteria within the restricted performance period. Benefit would be payable in vested percentages of 71%, 46%, and 21% at February vesting dates in 2008, 2009, and 2010, respectively. Value shown reflects market closing price per share ($55.78) on December 29, 2006. Value shown also reflects a 50% tax gross up.

(5)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for two years. Actual benefit would depend on the claims and insurance payments made.

(6)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for one year. Actual benefit would depend on the claims and insurance payments made.

(7)	Value shown reflects the death benefit (twice the employee’s annual salary) payable to the employee’s beneficiaries by the Company’s insurer. An additional benefit of $250,000 applies (not reflected in the value shown) if the employee dies while on Company business. Such benefit is available to all employees.

(8)	Value shown reflects an annual payment equivalent to 60% of salary, but capped at $12,500 per month and which is payable for so long as the Named Executive Officer remains in a long-term disability (permanent disability) status and until the employee’s normal retirement age. Such benefit is available to all employees. Should the Named Executive Officer fully recover or be medically deemed to have less than a permanent disability, the value shown would be adjusted or eliminated as circumstances dictate.

(9)	Value shown reflects Company’s annual portion for the employee’s health insurance premium while medically deemed to be in a long-term disability (permanent disability) status.

(10)	Value shown reflects Company’s annual portion for the retiree’s health insurance premium after normal retirement age.

(11)	Based on the retiree’s tenure with the Company, and related tenure benefit schedules, a life insurance benefit accrues to each Named Executive Officer upon retirement. The values shown, $12,500 and $25,000, reflect retirement life insurance benefits that accrue upon 10 years of service to, and retirement from, the Company.

(12)	The value shown reflects the accrued pension benefits for each of the Named Executive Officers as detailed in the Pension Benefits Table, supra. Once vested, accrued pension (Retirement Plan) benefits are generally not subject to forfeiture. No Company policies, formal or informal, exist as to crediting any employee with additional years of service under the Company’s Retirement Plan either with early retirement or retirement at normal retirement age. The value shown reflects accrued value as of December 31, 2006 and assumes vesting will occur after five years of service to the Company for Messrs. Dillon and Streeter. Under the terms of the Retirement Plan, such benefits may be paid in the manner as elected by the employee upon retirement. The common elections are either: (1) by ten year sum certain annuity; or (2) by an adjusted lifetime annuity. The exact amount of pension benefit is not determinable until the Named Executive Officer separates from the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company’s chief executive officer and its four other most highly compensated executive officers to $1,000,000 per individual, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. The Company did not have non-deductible compensation expense during 2006 and is not expected to have such in 2007. Nevertheless, the Executive Compensation Committee intends to review this matter from time to time and, if appropriate and consistent with the Company’s compensation philosophy, may recommend in the future that actions be taken, if needed, to maximize the amount of compensation expense that is deductible to the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

There were no committee interlocks. Messrs. Murphy, Pierson, Nolan and Rev. Keller are related by consanguinity and/or affinity as described in the “Certain Relationships and Related Transactions” section supra.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 2 ON PROXY CARD)

The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP, Certified Public Accountants, and an Independent Registered Accounting Firm, as independent auditors of the Company for the year 2007. KPMG LLP has been serving as the Company’s independent auditors for the past ten years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so.

In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Audit Committee to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2007 will be permitted to stand unless the Audit Committee or Board of Directors finds other good reason for making a change.

REPORT OF THE AUDIT COMMITTEE

From its beginning as a publicly owned company at the end of 1996, the Company has had an Audit Committee (“Committee”) composed entirely of non-employee directors. All members of the Committee have been affirmatively determined by the Board to be independent under applicable SEC and NYSE criteria, and to meet financial literacy requirements. The Board of Directors has also determined that the Committee’s Chairman, J. Thurston Roach, meets or exceeds applicable professional experience and attribute requirements and has designated Mr. Roach as the Committee’s financial expert. The Committee has a written charter outlining the practices it follows that has been approved and adopted by the Company’s Board of Directors. The Committee’s charter can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investors Relations section, and is published hereto as Appendix A to the Company’s Notice of Meeting and Proxy Statement.

During the year 2006, at each of its meetings, the Committee met with senior members of the Company’s financial management team, its internal auditor, the Company’s General Counsel, and its independent auditors. The Committee’s agenda is established by the Committee’s Chairman. The Committee had private sessions at its meetings at least once each quarter with the Company’s independent auditors and, separately, with the internal auditor, at which candid discussions take place regarding financial management, accounting, and internal control issues.

The Committee engaged KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors, and approves in advance all audit and other fees charged. Its procedures for pre-approval of fees are for the Committee’s Chairman to be the lead contact regarding fees, and that for the general audit engagement, including tax return services, and any other significant items, the Chairman reports the proposed fee structure to the Committee and seeks approval thereof. For any minor expense items or projects that might arise, the Committee has delegated authority to its Chairman to negotiate and approve such arrangements.

The Committee has also reviewed with the Company’s financial managers, its independent auditors and the Company’s internal auditor the respective auditors’ overall audit scopes and plans, the results of internal and external audit examinations, the Company’s internal and disclosure controls, including internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed the audited financial statements and related notes in the Annual Report on Form 10-K for the year ended December 31, 2006 with the Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2006 was compatible with the auditors’ independence. Also, the Committee reviewed the Company’s “Management’s Discussions of Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the Company’s most critical accounting policies identified therein.

In performing all of these functions, the Committee acts only in an oversight capacity. The Committee reviewed prior to the Company’s public quarterly and annual announcements, financial results applicable for 2006, as well as the financial results prior to filing formal reports with the SEC. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, the report of the independent auditors and pursuant to delegated authority from the Board of Directors, the Committee has approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectively Submitted,

Audit Committee

J. Thurston Roach, Chairman	O. H. Darling, Jr.
R. Hunter Pierson, Jr.	John C. Shealy

FEES PAID TO KPMG LLP IN 2005 AND 2006

For the years 2005 and 2006, the Company paid KPMG LLP fees in the amounts listed below for its services.

	2005	2006
Audit Fees(1)	$395,000	$378,000
Audit Related Fees(2)	$118,487	$20,000
Tax Fees	$69,095	$45,215
Other Fees	$0.00	$0.00

(1)	Includes financial statements and internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes procedures related to audits of benefits plans, and in 2005, also fees related to procedures in connection with a restatement of the 2004 10-K.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the 2007 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

The above Notice and Proxy Statement are sent by Order of the Board of Directors.

W. Bayless Rowe

Secretary

APPENDIX A

DELTIC TIMBER CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of this charter, as adopted and approved by the Board of Directors of Deltic Timber Corporation (the “Company”) is to establish and govern the Audit Committee of the Company in compliance with Section 10A of the Securities Exchange Act of 1934 as amended by the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee shall be to represent and assist the Company’s Board of Directors (“Board”) in fulfilling its oversight responsibility to the Company’s stockholders, the investment community, and the public relating to: (1) the integrity of the Company’s financial statements and other disclosures; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications, performance and independence of the Company’s independent auditor; (4) the performance of the Company’s internal audit function and its internal auditors.

The Audit Committee shall also annually prepare the report required by the Securities and Exchange Commission (“SEC”) for inclusion in the Company’s annual proxy statement.

Membership

The Audit Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom are independent of management and the Company. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies without specific approval by the Board of Directors. All Audit Committee members shall be financially literate (as determined by the Board of Directors in its business judgement), or shall become financially literate shortly after appointment, and at least one member, with significant accounting or related financial management expertise, shall be designated by the Board and disclosed as the Audit Committee’s “financial expert”. Further, designation as the financial expert shall not increase or decrease an individual’s duties, obligations, or potential liability as an Audit Committee member.

Director independence, as defined by applicable SEC rules and regulations and listing standards of the New York Stock Exchange, shall be determined by the Board. Generally, directors shall be considered independent if they have no material relationship that may interfere with the exercise of their independence from management and the Company. Specifically, the members of the Audit Committee must not: (1) accept any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries other than those paid in their capacity as a member of the Board and any committee thereof; or (2) be an “affiliated” person of the Company or any subsidiary, other than in their capacity as a member of the Board and any committee thereof,

Meetings

The Audit Committee shall meet, at a minimum, quarterly and otherwise as often as it is deemed necessary to discharge its duties. During its quarterly meetings and at other meetings as may be deemed useful or necessary, the Audit Committee shall meet with management, the internal auditor, and with the independent auditor in separate executive sessions. Further, the Audit Committee may invite outside counsel, financial advisors or other experts and consultants to its meetings and executive sessions as it deems necessary to discharge its duties.

Annual Performance Evaluation

The Audit Committee shall conduct an annual self-performance evaluation of its activity and shall review and reassess the adequacy of its charter, proposing changes thereto if appropriate and obtain the annual approval of its charter by the Company’s Board of Directors (“Board”).

Authority and Responsibilities

It is the responsibility of the Audit Committee to maintain free and open communication between itself, the independent auditors, the internal auditor, and the management of the Company. In discharging its oversight responsibilities, the Audit Committee is empowered with full authority to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to engage, retain or terminate the services of outside counsel, financial advisors or other experts as it deems necessary for this purpose. The Company shall fund such services.

The Audit Committee shall regularly report to the Board with respect to the integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the independence and performance of the Company’s independent auditors and the performance of the internal audit function. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal responsibilities of the Audit Committee, which are set forth as a guide and may be supplemented as required:

Integrity of the Company’s Financial Statements and other Disclosures

1.	Review with management and the independent auditors, in accordance with Generally Accepted Accounting Principles (“GAAP”), the annual and quarterly financial statements of the Company including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”);

(b) any material changes in accounting principles or practices used in preparing the financial statements prior to filing a report on Form 10-K or Form 10-Q with the SEC; the effect of new regulatory and accounting initiatives, as well as off balance sheet structures and transactions, if any.

2.	Review, discuss and express its judgment about the quality, not just acceptability of management’s and the independent auditors’ choices of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, non-routine transactions, and whether the choices of accounting principles are common practices or minority practices.

3.	Prior to public dissemination or other disclosure, review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Review and discuss policies and results of the Company’s risk assessment and risk management.

5.	Review and discuss the results of the Company’s fraud risk assessment, including the potential for management override of controls or other inappropriate influence over the financial reporting process.

6.	Review and discuss with the independent auditor the adequacy of the Company’s internal controls and the performance of the Company’s internal audit function.

Company’s Compliance with Legal and Regulatory Requirements

7.	Establish and periodically review procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

8.	Review reports and disclosures of insider trades and affiliated party transactions.

9.	Review the CEO’s and CFO’s disclosures and certifications required by law.

10.	Review and discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

11.	Review and discuss with the Company’s General Counsel any legal, compliance or regulatory issues that may have a material impact on the Company’s financial statements or compliance policies.

12.	Maintain oversight for management’s anti-fraud programs and controls and code of conduct.

Qualifications and Independence of the Company’s Independent Auditors

13.	Annually appoint, retain and compensate the Company’s independent auditors, subject to stockholder approval, and exercise ultimate authority to approve all fees and terms of engagements with independent auditors retained for the purposes of preparing or issuing an audit report or performing other audit, review or attest services.

14.	Facilitate a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s stockholders.

15.	At least annually obtain and review: (a) a report by the independent auditor describing its internal quality-control procedures; (b) any material issues raised by its most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits it has carried out, and any steps taken to deal with such issues; (c) all relationships between the independent auditor and the Company; and (d) other required reports from the independent auditor.

16.	Have the ongoing responsibility to evaluate the independent auditor’s, and its lead partner’s qualifications, performance, independence and, when appropriate, or required by law, recommend to the Board the replacement and/or rotation of the independent auditor and/or its lead partner.

17.	Regularly assess the independent auditor’s independence by reviewing all relationships between it and the Company and from management discuss the matters included in the written disclosures required by the Independence Standards Board.

18.	Review with the independent auditor in accordance with Generally Accepted Auditing Standards (“GAAS”): (a) the scope and results of the audit; (b) any audit problems or difficulties encountered during the course of the audit and management’s response; and (c) any questions, comments or suggestions the independent auditor may have relating to the internal controls, and accounting practices, and procedures of the Company and its subsidiaries.

19.	To extend that independence is maintained, and subject to de minimis exceptions, exercise the authority to pre-approve any non-audit services that may be offered to the Company by the independent auditors.

20.	Recommend to the Board the policies for the Company’s hiring of employees, or former employees, of the independent auditor.

Company’s Internal Audit Function and Internal Auditor

21.	Review the appointment and performance of the internal auditor and ensure that the Company maintains an internal audit function.

22.	Discuss the overall scope of the Company’s internal audits, risk management processes, and system of internal controls, including, as needed, the adequacy of staffing and budget therefor, with the internal auditor.

23.	Review significant reports to management prepared by the internal auditor and management’s responses.

24.	Facilitate a clear understanding with management and the internal auditor that the internal auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s stockholders.

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Telephone Voting Instructions

You can vote by telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone must be received by 1:00 a.m., Central Time, on April 26, 2007.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors (Item 1 in Proxy Statement) — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Randolph C. Coley	☐	☐	02 - R. Hunter Pierson, Jr.	☐	☐	03 - J. Thurston Roach	☐	☐

B	Issue (Item 2 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain

2. Ratify the appointment of KPMG LLP as auditors.	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 3 1 A V 0 1 2 5 9 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                 00OPSD

Ú  IF YOU HAVE NOT VOTED VIA THE TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   Ú

Proxy — Deltic Timber Corporation

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 26, 2007

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Robert C. Nolan and Ray C. Dillon, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on April 26, 2007, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR ITEM 2.

(Continued on reverse side)

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.